Exhibit 15

NOTES REPURCHASE AND WARRANT PURCHASE AGREEMENT

by and between

WHITEHORSE TECHNOLOGY LIMITED
as the Company

MR. TU GUO SHEN
as the Controlling Shareholder

AND

ABAX NAI XIN A LTD.
ABAX JADE LTD.
as the Existing Noteholders

ABAX LOTUS LTD.

Dated: April 28, 2010

This Notes Repurchase and Warrant Purchase Agreement (this “Agreement”) is dated as of April 28, 2010, by and between (i) Whitehorse Technology Limited, a company formed under the laws of the British Virgin Islands (the “Company”) and Mr. Tu Guo Shen (the “Controlling Shareholder”) and (ii) Abax Nai Xin A Ltd. (“Abax Nai Xin”), Abax Jade Ltd. (“Abax Jade,” together with Abax Nai Xin, the “Existing Noteholders” or the “Purchasers”) and Abax Lotus Ltd. (the “Abax Lotus”).

WHEREAS, the Existing Noteholders are currently the legal and beneficial holders of all of the outstanding Exchangeable Senior Secured Notes due 2012 (the “Notes”), which were issued pursuant to the provisions of an indenture, dated January 11, 2008, as amended on March 14, 2008 (as so amended from time to time, the “Indenture”), by and between the Company and DB Trustees (Hong Kong) Limited, as trustee (the “Trustee”);

WHEREAS, the Company proposes to issue, and the Existing Noteholders propose to purchase, warrants to purchase 4,400,000 shares of common stock (the “Warrant Shares”), par value $.0001 (the “Common Stock”) of China Security & Surveillance Technology, Inc., a Delaware corporation (“CSR”), substantially in the form of Exhibit B hereto (the “Warrants,” together with the Warrant Shares, the “Securities”), on the terms and conditions set forth in this Agreement, in exchange for the cancellation of the Notes and certain additional consideration as described below.

WHEREAS, all capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Indenture;

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Rules of Construction. Unless the context otherwise requires: (a) a term has the meaning assigned to it; (b) “or” is not exclusive;

(c) words in the singular include the plural, and in the plural include the singular;

(d) all references in this Agreement to “Sections”, “Exhibits” and other subdivisions are to the designated Sections, Exhibits and subdivisions of this Agreement as originally executed;

(e) a reference to any person is, where relevant, deemed to be a reference to or to include, as appropriate, that person’s successors and permitted assignees or transferees;

(f) a reference to (or to any specified provision of) any agreement or document (including any Transaction Document) is to be construed as a reference to that agreement or document as it may be amended from time to time;

(g) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision.

(h) “including” means “including without limitation;”

(i) provisions apply to successive events and transactions; and

(j) references to a statute or statutory provision are to be construed as a reference to that statute or statutory provision as it may be amended from time to time.

2. Repurchase and Cancellation of Notes.

(a) Subject to the terms and conditions of this Agreement, the Company agrees to pay to the Existing Noteholders a total purchase price equal to US$50,000,000 (the “Purchase Consideration”) and issue the Warrants to the Purchasers in full satisfaction and discharge of any payment or other obligations under the Notes, including any obligation arising from or under the Indenture, that certain Pledge and Security Agreement, dated January 11, 2008, by and between DB Trustee (Hong Kong) Limited, as collateral agent (as amended from time to time, the “Pledge Agreement”) (along with any financing statements or registrations being referred to therein as the “Security Documents”), that certain Non-Competition Covenant Agreement, dated January 11, 2008 (the “Non-Competition Agreement”), and that certain Side Letter Agreement, dated November 23, 2008, as amended on April 30, 2009 (as amended from time to time, the “Side Letter,” and together with the Notes, the Indenture, the Securities Documents, and the Non-Competition Agreement, the “Existing Documents”).

(b) At or prior to 5:00 p.m. (Hong Kong time) on May 5, 2010 (the “First Closing Date”), (i) US$30,000,000 of the Purchase Consideration (the “First Purchase Consideration”) shall be payable in cash by wire transfer in immediately available funds to such bank account or accounts as the Trustee shall have beforehand designated to the Company in writing (the “Trustee Account”), (ii) each Existing Noteholder shall tender to the Company or its designee an aggregate of 52% of all of the outstanding Note (the “Paid-Off Notes”) for cancellation, and (iii) each Existing Noteholder shall execute and deliver to the Collateral Agent the irrevocable joint instruction letter in substantially the same form as Exhibit A-1 (the “First Irrevocable Instruction Letter”) to return to the Company and Controlling Shareholder 8,800,000 shares of the Common Stock that were pledged as Collateral for the Notes pursuant to the Pledge Agreement and release those shares of Common Stock so returned from the Lien and security interest created by the Security Documents.

(c) At or prior to 5:00 p.m. (Hong Kong time) on the earlier of (a) June 15, 2010 and (b) the date that the Company receives debt financing from any financial institution in an amount greater than $35,000,000 (the “Final Closing Date,” and together with the First Closing Date, the “Closing Dates”), (i) the remaining US$20,000,000 of the Purchase Consideration (the “Final Purchase Consideration”) shall be payable in cash by wire transfer in immediately available funds to the Trustee Account, (ii) the Company shall issue and deliver the Warrants to the Purchasers, (iii) each Existing Noteholder shall tender to the Collateral Agent all of the Notes remain outstanding (the “Remaining Notes”) for cancellation, (iv) each Existing Noteholder shall execute and deliver to the Collateral Agent the irrevocable joint instruction letter in substantially the same form as Exhibit A-2 (the “Second Irrevocable Instruction Letter,” together with the First Irrevocable Instruction Letter, the “Irrevocable Instruction Letters”) to return the remaining 6,708,085 shares of Common Stock that were pledged as Collateral for the Notes pursuant to the Pledge Agreement and release those shares of Common Stock so returned from the Lien and security interest created by the Security Documents and (v) the Company, the Existing Noteholders and Abax Global Opportunity Fund, as collateral agent, shall execute the pledge and security agreement in the form of Exhibit C (the “New Pledge Agreement, along with any financing statements or registrations being referred to therein as the “New Security Documents”)” together with this Agreement and the Warrant, the “Transaction Documents”) and the Company shall deliver to Abax Global Opportunities Fund as collateral agent (the “New Collateral Agent”) for the Purchasers fully endorsed certificates representing a total of 4,400,000 shares of Common Stock.

(d) Each Existing Noteholder agrees to the repurchase described in this Agreement, and acknowledges that the Purchase Consideration constitutes full and adequate consideration for all of the Notes and that upon consummation of the Final Closing, the obligations under the Notes shall be fully paid and discharged.

3. Representations and Warranties of the Company. Except as set forth in the SEC Reports (as defined below) which exceptions shall be deemed part of the representations and warranties made hereunder, each of the Company and Controlling Shareholder (the “Warrantors”), jointly and severally, represents and warrants to the Purchasers the following as of the date hereof and as of each of the Closing Date:

(a) SEC Reports and Financial Statements. To the knowledge of each Warrantor, CSR has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since (and including) the annual report on 10-K for the year ended December 31, 2008 filed on March 5, 2009, including pursuant to Section 13(a), 13(c) or 15(d) thereof (the foregoing materials from and after March 5, 2009, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. To the knowledge of each Warrantor, as of the date of filing, in the case of SEC Reports filed pursuant to the Exchange Act (and to the extent such SEC Report was amended, then as of the date of filing of such amendment), and as of the date of effectiveness in the case of SEC Reports filed pursuant to the Act (and to the extent such SEC Report was amended, then as of the date of effectiveness of such amendment), the SEC Reports complied in all material respects, as to form, with the requirements of the Act and the Exchange Act and the rules and regulations of the Securities and Exchange Commission (the “Commission”) promulgated thereunder, as applicable, and none of the SEC Reports, as of the date of filing, in the case of SEC Reports filed pursuant to the Exchange Act (and to the extent such SEC Report was amended, then as to the date of filing of such amendment), and as of the date of effectiveness in the case of SEC Reports filed pursuant to the Act (and to the extent such SEC Report was amended, then as of the date of effectiveness of such amendment), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. To the knowledge of each Warrantor, the financial statements of CSR included in the SEC Reports complied in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal year-end audit adjustments.

(b) Ownership of the Company.

(i) The Controlling Shareholder holds, directly or indirectly, all legal and beneficial ownership interest in the Company. Except for any imputed beneficial interest under federal securities law (of which Ms. Li Zhi Qun has no legal right to any such interest and disclaims beneficial ownership), Ms. Li Zhi Qun does not, either directly or indirectly, own any interest either beneficially or otherwise in the Company.

(ii) The Company does not, directly or indirectly, beneficially own or control any interest in any other company, partnership or other entity and has not entered into any joint venture or strategic alliances.

(iii) The Controlling Shareholder holds, directly or indirectly, 16,750,435 shares of Common Stock of CSR (the “CSR Shares”), which represent approximately 24.3% of the outstanding shares of Common Stock of CSR. For the avoidance of doubt, the 16,750,435 CSR Shares do not include any shares owned by Ms. Li Zhi Qun, which may be imputed to be beneficially owned by the Controlling Shareholder under federal securities laws. Except for any imputed beneficial interest under federal securities law (of which Ms. Li Zhi Qun has no legal right to any such interest and disclaims beneficial ownership), Ms. Li Zhi Qun does not, either directly or indirectly, own any interest either beneficially or otherwise in the CSR Shares.

(c) Organization. Except as disclosed in the disclosure schedule that the Company delivered to the Purchasers concurrently herewith (the “Disclosure Schedule”), each of the Company and, to the knowledge of each Warrantor, CSR and its Subsidiaries (together with CSR, the “Group Companies”) (i) has been duly organized, is validly existing and is in good standing (if applicable) under the laws of its jurisdiction of organization, (ii) has all requisite power and authority to carry on its business and to own, lease and operate its properties and assets, and (iii) is duly qualified or licensed to do business and is in good standing (if applicable) as a foreign corporation or limited liability company, as the case may be, authorized to do business in each jurisdiction in which the nature of such business or the ownership or leasing of such properties requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on (A) the properties, business, prospects, operations, earnings, assets, liabilities or condition (financial or otherwise) of the Company or the Group Companies, take as a whole, (B) the ability of the Company to perform its obligations under any Transaction Document or (C) the validity or enforceability of any of the Transaction Documents or the consummation of any of the transactions contemplated therein (each, a “Material Adverse Effect”). For the purpose of this Agreement, “Subsidiary” shall mean any Person in which such entity owns, directly or indirectly, a majority of its capital stock or similar equity interest or otherwise maintains, directly or indirectly control over management operations and decision making-processes.

(d) Capitalization and Voting Rights.

(i) Capital Stock. Except as disclosed in the SEC Reports, all of the issued and outstanding shares of the Company and CSR’s Subsidiaries as of each Closing are owned by the Controlling Shareholder (in the case of the Company) or CSR (in the case of each CSR Subsidiary), free and clear of any Lien (other than those arising by operation of law, or, in the case of the securities pledged by the Controlling Shareholder, pursuant to the Security Documents).

(ii) Voting and Other Agreements. Except as otherwise contemplated in the Existing Documents and this Agreement, there are no outstanding (A) options, warrants or other rights to purchase from the Company, (B) agreements, contracts, arrangements or other obligations of the Company to issue, or (C) other rights to convert any obligation into or exchange any securities for, in the case of each of clauses (A) through (C), shares of capital stock of, or other ownership or equity interests in the Company. Except as otherwise contemplated herein, the Company is not a party or subject to any agreement or understanding with any Person that affects or relates to (i) the voting or giving of written consents with respect to any security of the Company (including, without limitation, any voting agreements, voting trust agreements, shareholder agreements or similar agreements) or the voting by a director of the Company, or (ii) the sale, transfer or other disposition with respect to any security of the Company.

(iii) Registration. The Common Stock is registered pursuant to Section 12(g) of the Exchange Act, and to the knowledge of each Warrantor, CSR has taken no action designed to, or is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act, neither the Company nor, to the knowledge of each Warrantor, CSR has received any notification that the Commission is contemplating terminating such registration. The Common Stock is approved for trading on the New York Stock Exchange (the “Trading Market”). To the knowledge of each Warrantor, CSR is in material compliance with all of the listing or maintenance requirements of the Trading Market and has no knowledge of any facts that would reasonably lead to delisting or suspension of the Common Stock by the Trading Market.

(e) No Registration Rights. No holder of securities of any of the Company is or will be entitled to have any registration rights with respect to such securities.

(f) Authorization and Execution. Each of the Warrantors has all requisite power and authority (corporate or otherwise) to execute, deliver and perform its obligations under each of the Transaction Documents to which it is a party and to consummate the transactions contemplated thereby. This Agreement has been duly authorized, executed and delivered by each Warrantor. Each of the Transaction Documents has been duly authorized and when executed and delivered by the Warrantor that is a party thereto, shall constitute a legal, valid and binding obligation of such Warrantor (to the extent it is a party thereto) enforceable against such Warrantor (to the extent it is a party thereto) in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) to the extent the indemnification provisions contained in Section 8 of this Agreement may be limited by applicable federal or state securities laws.

(g) Valid Issuance of the Warrant. The Warrant, when issued, sold and delivered in accordance with the terms thereof and for the consideration set forth herein, will be free of restrictions on transfer, other than restrictions on transfer under applicable securities laws. Assuming the accuracy of the Purchasers’ representations in Section 5 below, the Warrant will be issued in compliance with applicable securities laws. The Warrant has been duly authorized by the Company and, when executed and delivered by the Company and delivered to the Purchasers in accordance with the terms of this Agreement and the Warrant, will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally.

(h) Valid Issuance of Warrant Shares. The Warrant Shares have been duly and validly issued by CSR and are fully paid and non-assessable, and when delivered pursuant to the terms of the Warrant, will not be subject to any preemptive or similar rights, entitled to the benefits thereof and free from all liens, encumbrance, charges and security interests (“Liens”) and taxes with respect to the issuance thereof and free of restrictions on transfer other than as expressly contemplated by the Transaction Documents and imposed by the applicable securities laws.

(i) Compliance with Instruments. The Company has made available to the Purchasers true and correct copies of the Charter Documents of the Company. The Company is not in violation of its memorandum and articles of association, by-laws or other organizational documents (the “Charter Documents”). The Company and, to the knowledge of each Warrantor, CRS, is not, nor does any condition exist (nor will exist with the passage of time or otherwise) that could reasonably be expected to cause the Company or CSR, as the case may be, to be, (i) in violation of any statute, rule, regulation, law or ordinance, or any judgment, decree or order applicable to the Company, CSR or any of its respective properties (collectively, “Applicable Law”) of any federal, state, People’s Republic of China (“PRC”), national, provincial, local or other governmental authority, governmental or regulatory agency or body, court, arbitrator or self-regulatory organization of applicable jurisdictions, domestic or foreign (each, a “Governmental Authority”), or (ii) in breach of or in default (or subject to acceleration any debt) under any bond, debenture, note or other evidence of indebtedness, indenture, mortgage, deed of trust, lease or any other agreement or instrument to which any of them is a party or by which any of them or their respective property is bound (collectively, “Applicable Agreements”), other than in each of clause (i) and (ii) such violations, breaches or defaults that have been disclosed to the Purchasers or do not, and would not, individually or in the aggregate, have a Material Adverse Effect. To the knowledge of the Warrantors, all material Applicable Agreements are in full force and effect with respect to CSR with respect to the other parties, are the legal, valid and binding obligations of the parties thereto.

(j) Security Interest/Security Documents. When executed and delivered, the New Security Documents will create valid and enforceable security interests in favor of the Collateral Agent in the pledged collateral (as described therein), which security interests will secure the Company’s obligations under the Warrant; when the UCC Financing Statement in respect of the Company’s pledge of stock is filed with the Recorder of Deeds in Washington, DC, such security interests will be perfected on a first-priority basis; when pursuant to section 162 of the BVI Business Companies Act (the “BVIBC Act”), the Company makes an entry in its Register of Charges maintained at its registered office (or at the office of its registered agent) in respect of its pledge of shares in CSR that it grants in favor of the holders of the Notes, and when pursuant to section 163 of the BVIBC Act, the Company makes an application with the Registrar of Corporate Affairs of the BVI to register details of the pledge in the Register of Registered Charges, such security interest will be perfected on a first-priority basis; as of the Closing Date, the respective pledgor under the New Pledge Agreement will own the pledged collateral described therein free and clear of all Liens (except for Liens arising by operation of law and Liens arising under the New Pledge Agreement).

(k) No Conflicts. Neither the execution, delivery or performance of any of the Transaction Documents, the issuance or delivery of any of the Securities nor the consummation of any of the transactions contemplated herein or therein will conflict with, violate, constitute a breach of or a default (with the passage of time or otherwise) under, require the consent of any person (including without limitation Citadel Equity Fund Ltd. or any of its affiliates) or a Governmental Authority (other than consents already obtained which are in full force and effect) or result in the imposition of a Lien (other than a Lien arising under the Security Documents and the transactions contemplated by this Agreement) on any assets of any of the Company under or pursuant to (i) its Charter Documents, (ii) any Applicable Agreement, or (iii) any Applicable Law, other than in each of clause (ii) and (iii) such violations, breaches or defaults that would not, individually or in aggregate, have a Material Adverse Effect.

(l) Governmental Filings. No filing with, consent, approval, authorization or order of, any Governmental Authority is required for (i) the valid execution, delivery and performance by the Company of the Transaction Documents, (ii) the offer, sale, issuance or delivery of the Warrant and the Warrant Shares, or (iii) the consummation of the transactions contemplated by the Transaction Documents, except (x) as have been obtained or will have been obtained on or before the Closing Date, or (y) as are described herein to perfect security interests granted pursuant to the Security Documents, and (z) as may be required under the Act, the Trading Market or applicable state securities or “Blue Sky” laws.

(m) Proceedings. There is no action, claim, suit, demand, hearing, notice of violation or deficiency, or proceeding, domestic or foreign (collectively, “Proceedings”), pending or, to the knowledge of each Warrantor, threatened, that (i) seeks to restrain, enjoin, prevent the consummation of, or otherwise challenges any of the Transaction Documents or any of the transactions contemplated therein; (ii) would otherwise have or could reasonably be expected to have a Material Adverse Effect or (iii) would have or could reasonably be expected to have a material adverse effect on the Controlling Shareholder. None of the Controlling Shareholder, the Group Company and the Company is subject to any judgment, order or decree of which the Company has knowledge and which would have a Material Adverse Effect.

(n) Permits. Except as disclosed in the SEC Reports, the Company and each Group Company possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor, to the knowledge of each Warrantor, any Group Company has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(o) Title to Property. Except as disclosed in the SEC Reports, the Company and, to the knowledge of each Warrantor, each Group Company have valid land use rights for all real property owned by it and good and marketable title in all personal property owned by it that is material to the business of the Company or such Group Company, as the case may be, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company or such Group Company and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties. Except as disclosed in the SEC Reports, any real property and facilities held under lease by the Company and each Group Company are held by them under valid, subsisting and enforceable leases with which the Company and, to the knowledge of each Warrantor, such Group Company, are in material compliance.

(p) Insurance. The Company maintains reasonably adequate insurance covering its material properties, operations, personnel and business, and is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged. All policies of insurance insuring the Company and its business, assets, employees, officers and directors are in full force and effect. The Company is in compliance with the terms of such policies and instruments in all material respects, and there are no claims by the Company under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. The Company has not been refused any insurance coverage sought or applied for, and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that could not, individually or in the aggregate, have a Material Adverse Effect.

(q) Taxes. All Tax returns required to be filed by the Company have been filed, and all such returns are true, complete and correct in all material respects. All material Taxes that are due from the Company have been paid other than those (i) currently payable without penalty or interest or (ii) being contested in good faith for which adequate reserves have been established in accordance with generally accepted accounting principles applicable to BVI companies. To the knowledge of the Company and the Controlling Shareholder after due inquiry, there are no proposed Tax assessments against the Company. The accruals and reserves on the books and records of the Company in respect of any Tax liability for any Taxable period not finally determined are adequate to meet any assessments of Tax for any such period. For purposes of this Agreement, the term “Tax” and “Taxes” shall mean all federal, state, PRC national, provincial, local and foreign taxes and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax or penalties applicable thereto.

(r) Intellectual Property. The Company neither owns nor uses any material patents, patent rights, licenses, inventions, copyrights, know-how, (including any discoveries, concepts, ideas, research and development, know-how, formulas, inventions, compositions, manufacturing and production processes and techniques, technical data, procedures, designs, drawings, specifications, databases, and other proprietary or confidential information, including customer lists, supplier lists, pricing and cost information, and business and marketing plans and proposals), trademarks, service marks and trade names, or any other intellectual property.

(s) Internal Controls. The Controlling Shareholder is the sole officer of the Company and all transactions by the Company are executed in accordance with the Controlling Shareholder’s general or specific authorization. The Company acts as a holding company for the CSR Shares owned by it and does not engage in any transactions other than transactions relating to own, holding, buy, selling, transferring, disposing, pledging and otherwise dealing in interests in CSR. To the knowledge of each Warrantor, each Group Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(t) Solvency and Adequate Capital. The Company and, to the knowledge of each Warrantor, CSR does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). Neither the Company nor, to the knowledge of each Warrantor, any Group Company has taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its and any Group Company’s creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. The Company and, to the knowledge of each Warrantor, each Group Company are not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Final Closing, will not be Insolvent (as defined below). For purposes of this Section 3.1(y), “Insolvent” means, with respect to any person (i) the present fair saleable value of such person’s assets is less than the amount required to pay such person’s total Indebtedness (as defined in this Section 3.1(y)), (ii) such person is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) such person intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) such person has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted. To each Warrantor’s knowledge, the SEC Reports set forth as of the respective dates thereof all outstanding secured and unsecured Indebtedness of the Group Companies, or for which any Group Company has commitments. For the purposes of this Agreement, “Indebtedness” means (a) any liabilities for borrowed money or amounts owed in excess of $1,000,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the CSR’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $1,000,000 due under leases required to be capitalized in accordance with GAAP. To the knowledge of each Warrantor, no Group Company is in default in any material respect with respect to any material Indebtedness.

(u) No Stabilization. Neither the Company nor the Controlling Shareholder has nor has anyone acting on behalf of either of them (i) taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of CSR or the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, the Securities, or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company, CSR or its respective Subsidiaries.

(v) No Sale to the U.S. Neither the Company nor any of its Affiliate, nor any Person acting on its or their behalf has, directly or indirectly, made offers or sales of any security, or solicited offers to buy, sell or offer to sell or otherwise negotiate in respect of, in the U.S. or to any U.S. citizen or resident, any security which is or would be integrated with the sale of the Securities in a manner or under circumstances that would require the registration of the Securities under the Act. For the purpose of this Agreement, “Affiliate” of any specified Person shall mean any Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with such specified Person.

(w) No Directed Selling Efforts. Neither the Company nor any of its Affiliates, or any Person acting on its or their behalf (other than the Purchasers, their Affiliates or Persons acting on their behalf, as to whom the Company and Controlling Shareholder make no representation) has engaged in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities; and each of the Company and its Affiliates and each Person acting on its or their behalf has complied with the offering restrictions requirement of Regulation S.

(x) No Registration. Assuming the accuracy of each Purchasers’ representations and warranties set forth in Section 5 hereof, no registration under the Act of the Securities is required for the offer, sale and delivery of the Securities in the manner contemplated herein.

(y) Labor Matters. The Company has no employees and has never had any employees.

(z) Brokers and Finders. Neither the Company nor the Controlling Shareholder has engaged any broker, finder, commission agent or other similar person in connection with the transactions contemplated under the Transaction Documents, and neither the Company nor the Controlling Shareholder is under any obligation to pay any broker’s fee or commission in connection with such transactions (other than the Purchasers, their Affiliates or Persons acting on their behalf, as to whom the Company and Controlling Shareholder make no representation).

(aa) Environmental Matters. The Company and, to the knowledge of each Warrantor, each Group Company (i) is in material compliance with any and all applicable foreign, federal, state, PRC national, provincial, and local laws and regulations relating to the protection of the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) has received and is in material compliance with all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business, (iii) has not received actual notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, (iv) has no knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as would not result in a Material Adverse Effect; and (v) has stored no hazardous materials on real properties now or formerly owned, leased or operated by any of them and has not disposed of any hazardous materials in a manner contrary to any Environmental Laws; except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect.

(bb) Encumbrances. As of the Closing Date, there will be no encumbrances, foreign exchange restrictions or contractual restrictions on the ability of the Company to pay dividends or make other distributions on such parties’ capital stock or to make loans or advances or pay any indebtedness to, or investments in, the Company, as the case may be, except for such restrictions set forth in the Transaction Documents or limitations imposed by corporate law statutes.

(cc) Winding Up; Dissolution. Neither the Company nor the Controlling Shareholder has taken any action nor, to the Warrantors’ knowledge after due inquiry, have any steps been taken by any third party or legal, legislative or administrative proceedings been started or, to the Company’s knowledge after due inquiry, threatened to (i) wind up, dissolve, make dormant, or eliminate the Company or CSR or (ii) to withdraw, revoke or cancel any material approvals to conduct the business of the Company or CSR.

(dd) Sovereign Immunity. Under the laws of their respective jurisdiction of incorporation and the PRC, neither the Company nor Group Company nor any of its properties, assets or revenues are entitled to any right of immunity on the grounds of sovereignty from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from service of process, from attachment prior to or in aid of execution of judgment, or from other legal process or proceeding for the giving of any relief or for the enforcement of any judgment.

(ee) Purchaser Liability. No holders of any of the Securities will be subject to liability in respect of any liability of the Company or CSR by virtue only of the holding of any such Securities.

(ff) Certificate. Each certificate signed by any officer of the Company and delivered to the Purchasers shall be deemed a representation and warranty by the Company (and not individually by such officer) to the Purchasers with respect to the matters covered thereby.

(gg) Foreign Corrupt Practices Act. Neither the Company nor, to the knowledge of each Warrantor, any Group Company and any agent or other Person acting on behalf of the Company and Group Companies, directly or indirectly, (i) has used any funds or will use such funds or any proceeds from the sale of the Securities for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Group Company (or made by any Person acting on its behalf of which the Company or Controlling Shareholder is aware) which is in violation of law, or (iv) violated or taken any action which violates or would result in a violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended and the rules and regulations thereunder (the “FCPA”).

(hh) Investment Company. The Company is not, and as a result of the offer and sale of the Securities contemplated herein will not be, required to register as an “investment company” under, and as such term is defined in, the Investment Company Act of 1940 of the United States, as amended, in connection with or as a result of the offer and sale of the Securities.

(ii) OFAC. Neither the Company nor, to the knowledge of each Warrantor, any Group Company, nor any director, officer, agent, employee, Affiliate or Person acting on behalf of the Company and the Group Companies is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any joint venture partner or other Person or entity, for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC. The Company, and to the knowledge of each Warrantor, any Group Company does not do any business with governments, entities or persons subject to any U.S. sanctions administered by the OFAC or any enabling legislation or executive order relating thereto, or, to the knowledge of each Warrantor, any person or entity in those countries or with those persons, or perform contracts in support of projects in or for the benefit of those countries or those persons.

(jj) Money Laundering Laws. The operations of the Company and, the knowledge of each Warrantor, the Group Companies are and have been conducted at all times in compliance with the money laundering statutes of applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any Governmental Authority involving the Company and, to the knowledge of each Warrantor, any Group Company, with respect to the Money Laundering Laws is pending or, to the best knowledge of the Warrantors, threatened.

(kk) Full Disclosure. All disclosure furnished by or on behalf of the Company or the Controlling Shareholder to the Purchasers regarding the Company, each Group Company and their respective business and the transactions contemplated under the Transaction Documents, with respect to the representations and warranties made herein, are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that the Purchasers does not make any representations or warranties with respect to the transactions contemplated hereby, other than those specifically set forth in Section 5 hereof.

4. Covenants of the Company and the Controlling Shareholder.

Each of the Company and the Controlling Shareholder, jointly and severally, hereby agrees:

(a) To (i) advise the Purchasers promptly after obtaining knowledge (and, if requested by the Purchasers, confirm such advice in writing) of the issuance by any applicable securities commission of any stop order suspending the qualification or exemption from qualification of the Securities for offer or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any applicable state securities commission or other regulatory authority, (ii) use its best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption from qualification of the Securities under any applicable state securities or Blue Sky laws, and (iii) if at any time any applicable state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Securities under any such laws, use its reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

(b) Whether or not any of the transactions contemplated under the Transaction Documents are consummated or this Agreement is terminated, to pay (i) all costs, expenses, fees and taxes incident to and in connection with: (A) the printing, processing and distribution (including, without limitation, word processing and duplication costs) and delivery of, each of the Transaction Documents and similar costs and expenses for the Company’s proposed modification to the Notes or exchange of new securities therefor, and (B) the preparation, issuance and delivery of the Securities, (ii) all fees and expenses of counsel, accountants and any other experts or advisors retained by the Company and the Controlling Shareholder and similar costs and expenses for the Company’s proposed modification to the Notes or exchange of new securities therefor, (iii) all fees and expenses (including fees and expenses of counsel) of the Collateral Agent and the New Collateral Agent; provided, however, that the Company shall only be responsible for such fees and expenses up to an amount equal to $100,000 (“Expense Cap”) and any amounts that exceed the Expense Cap shall be borne by the Purchasers.

(c) To do and perform all things and comply with all covenants and agreements required to be done and performed or complied with under the Transaction Documents prior to and after the Closing Date.

(d) Subject to the requirements of applicable laws, regulations or listing requirements and for so long as the Purchasers own the Warrant, the Warrantors will furnish to the Purchasers copies of all reports and other communications (financial or otherwise) and all written certifications required to be furnished by CSR to holders of its Common Stock, and as soon as reasonably available, copies of any reports or financial statements furnished to or filed by CSR with the Commission or any national securities exchange on which any class of securities of the Company may be listed; provided, however, that any such report or financial statements filed on the Commission’s EDGAR or IDEA databases need not be separately furnished.

(e) During the six-month period after the Closing Date (or such shorter period as may be provided for in Rule 144 under the Act, as the same may be in effect from time to time), not to, and not to permit any current or future Subsidiaries of the Company or any other Affiliates (not including CSR) (as defined in Rule 144(a) under the Act) controlled by the Controlling Shareholder to, resell any of the Securities which constitute “restricted securities” pursuant to Rule 144 under the Act that have been reacquired by the Company, any current or future Subsidiaries of the Company or any other Affiliates (as defined in Rule 144(a) under the Act) controlled by the Controlling Shareholder, except pursuant to an effective registration statement under the Act.

(f) To pay all stamp, documentary and transfer taxes and other duties, if any, which may be imposed by any Governmental Authorities or any political subdivision thereof or taxing authority thereof or therein with respect to the issuance and exchange or delivery of the Securities or the sale thereof to the Purchasers.

(g) The Company shall conduct and, solely in its capacity as CSR’s shareholder, use its reasonable efforts to cause the Group Companies to conduct its operations at all times in compliance with the Money Laundering Laws of applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued administered or enforced by any applicable Governmental Authorities.

(h) The Company agrees that it will not register any transfer of the Warrant or deliver any Warrant Shares that is not (i) made in accordance with the provisions of Regulation S, (ii) made pursuant to registration under the Act, or (iii) made pursuant to an available exemption under the Act.

(i) The Company (i) shall at all times keep reserved for delivery such number of Warrant Shares deliverable upon exercise of the Warrant and (ii) shall, from time to time, take all necessary steps to provide a sufficient reserve of Warrant Shares for delivery upon exercise of the Warrant.

(j) The Company shall, as soon as reasonably practicable, use its reasonable best efforts to obtain approvals from, and complete filing procedures with, relevant Governmental Authorities in order to create valid and enforceable security interests over all of the equity pledged pursuant to the New Security Documents.

(k) The Company shall use its best efforts to assist the Purchasers to timely file the UCC Financing Statements under Article 9 of the UCC of the State of New York with the Recorder of Deeds of Washington, DC with respect to the pledge of stock, which initial filings shall be completed no later than one week after the date of the Final Closing Date.

(l) The Company shall, contemporaneously with the Closing and pursuant to section 162 of the BVIBC Act, make an entry in its Register of Charges maintained at its registered office (or at the office of its registered agent) in respect of the pledge of shares in CSR that it grants in favor of the holder of the Warrant, and shall as soon as practicable after the Final Closing Date, pursuant to section 163 of the BVIBC Act, make an application with the Registrar of Corporate Affairs of the BVI to register details of the pledge in the Register of Registered Charges, in order to comply the legal requirements in the BVI for establishing priority of collateral security interests.

(m) To the extent that the Company or the Controlling Shareholder is subject to or under the jurisdiction of Circular 75 issued by the PRC State Administration of Foreign Exchange on October 21, 2005, including any amendment, implementing rules, or official interpretation thereof or any replacement, successor or alternative legislation having the same subject matter thereof (collectively “Circular 75”), the Company and the Controlling Shareholder hereby covenant to the Purchasers that they shall fully comply, and shall procure that the Company complies, in all respects with Circular 75 and any related requirement of law, including without limitation, the completion of any applicable foreign exchange registration, settlement or remittance requirement therein.

(n) The Company and the Controlling Shareholder undertake to use reasonable best efforts to cause the Company and, solely in its capacity as CSR’s shareholder, to use its reasonable efforts to cause the Group Companies, to (i) comply with the FCPA, including, without limitation, not making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of value to any “foreign official” (as the term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, (ii) conduct its business in compliance with the FCPA, and (iii) institute and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(o) The Company and the Controlling Shareholder, solely in their capacity as CSR’s shareholders, covenant to use their respective reasonable best efforts to cause CSR to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by CSR after the date hereof pursuant to the Exchange Act. As long as any Warrant Shares are “restricted securities” as defined in Rule 144(a)(3), if CSR is not required to file reports pursuant to the Exchange Act, the Company and the Controlling Shareholder, solely in their capacity as CSR’s shareholders, will use their respective best efforts to cause CSR to prepare and make publicly available in accordance with Rule 144(c) (and, if the Purchaser owns any Warrant Shares, furnish to the Purchaser) such information as is required to sell such Warrant Shares under Rule 144. The Company and the Controlling Shareholder, solely in their capacity as CSR’s shareholders, further covenant that they will take such further action as any holder of Warrant Shares may reasonably request, to the extent required from time to time to enable such person to sell such Warrant Shares as applicable, without registration under the Act within the requirements of the exemption provided by Rule 144.

(p) Prior to making any public disclosure or filings as may be required by Applicable Law with respect to this Agreement and the transactions contemplated hereby, (i) to provide the Purchasers and their counsel with the reasonable opportunity to review and comment on such public disclosure documents and consider in good faith any comments received from the Purchasers or their counsel and (ii) if any such required public disclosure or filing expressly references the Purchasers or their Affiliates, to obtain the prior consent of the Purchasers (which consent shall not be unreasonably withheld) prior to the making of any such public disclosure.

(q) The Company shall by 8:30 a.m. New York City time on the trading day immediately following the date hereof, file with the Commission, if required, a Form 13-D/A and a Form 4 in respect of the sale of the Securities, and shall attach the Transaction Documents that are required by the Commission’s rules and regulations to be filed thereto. The Company and the Controlling Shareholder and the Purchasers shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company, the Controlling Shareholder nor the Purchasers shall issue any such press release or otherwise make any such public statement (i) without the prior consent of the Company, with respect to any press release of the Purchasers, or (ii) without the prior consent of the Purchasers, with respect to any press release of the Company, in either case of (i) and (ii), which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company, the Controlling Shareholder and their respective Affiliates shall not publicly or otherwise disclose the name of the Purchasers, or include the name of the Purchasers in any filing with the Commission or any regulatory agency or any securities exchange or the Trading Market, without the prior written consent of the Purchasers, except (x) as required by federal securities law in connection with the filing of the Transaction Documents (including signature pages thereto) with the Commission and (y) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Purchasers with reasonable prior notice of such disclosure permitted hereunder.

5. Purchasers’ Representations, Warranties and Agreements. Each Purchaser represents and warrants to the Company and the Controlling Shareholder that:

(a) The Purchaser is not a “U.S. Person” (as defined in Rule 902 of Regulation S under the Act) and it understands that no action has been or will be taken in any jurisdiction by the Company that would permit a public offering of the Securities in any country or jurisdiction where action for that purpose is required. The Purchaser is not acquiring the Securities for the account or benefit of any U.S. persons except in accordance with exemption from registration requirements of the Act below or in a transaction not subject thereto or unless such securities have been registered under the Act and applicable state securities laws.

(b) It is not a “U.S. Person” (as defined in Rule 902 of Regulation S) and it understands that no action has been or will be taken in any jurisdiction by the Company that would permit a public offering of the Securities in any country or jurisdiction where action for that purpose is required. It is not acquiring the Securities for the account or benefit of any U.S. persons except in accordance with exemption from registration requirements of the Act below or in a transaction not subject thereto.

(c) It is not acquiring the Securities with a view to any distribution thereof that would violate the Act or the securities laws of any state of the U.S. or any other applicable jurisdiction.

(d) It is an “accredited investor” as defined in Rule 501(a) under the Act and that it is not a registered broker-dealer under Section 15 of the Exchange Act.

(e) It, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Warrant, and has so evaluated the merits and risks of such investment. It is able to bear the economic risk of an investment in the Warrant and, at the present time, is able to afford a complete loss of such investment.

(f) It is not purchasing the Warrant as a result of any advertisement, article, notice or other communication regarding the Warrant published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(g) It has independently evaluated the merits of its decision to purchase the Warrant pursuant to this Agreement. It has not relied on the business or legal advice of any person nor any of its agents, counsel or Affiliates in making its investment decision hereunder, and confirms that none of such persons has made any representations or warranties to Purchaser in connection with the transactions contemplated by this Agreement.

(h) It acknowledges that the Controlling Shareholder may have material non public information (which may or may not be relevant to its consideration of an investment in the Warrant) with respect to CSR, and that if it is provided with such non-public information it must keep it confidential and comply with federal securities laws and which Controlling Stockholder need not provide to it; provided, however, that the Controlling Shareholder is not aware of any non public information with respect to CSR that would have a material adverse effect upon CSR.

(i) It (A) agrees that it will not offer, sell or otherwise transfer any of the Securities nor, unless in compliance with the Act, engage in hedging transactions involving such securities, on or prior to (x) the date which is one year after the later of the date of the commencement of the offering and the date of original issuance (or of any predecessor of any Security proposed to be transferred by the Purchaser) and (y) such later date, if any, as may be required by applicable law, except (a) to CSR, (b) pursuant to a registration statement that has been declared effective under the Act, (c) for so long as any Security is eligible for resale pursuant to Rule 144A under the Act, to a person it reasonably believes is a “qualified institutional buyer” as defined in Rule 144A that purchases for its own account or for the account of another qualified institutional buyer to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales to Persons who are not “U.S. Persons” (within the meaning of Regulation S) that occur outside the U.S. within the meaning of Regulation S or (e) pursuant to any other available exemption from the registration requirements of the Act, and (B) agrees that it will give to each person to whom such Security is transferred a notice substantially to the effect of this paragraph.

(j) It acknowledges that the Securities are “restricted securities” as defined in Rule 144 under the Act and subject to resale restrictions during the period set forth in Rule 144.

(k) No form of “directed selling efforts” (as defined in Rule 902 of Regulation S), general solicitation or general advertising in violation of the Act has been or will be used nor will any offers by means of any directed selling efforts in the U.S. be made by the Purchaser or any of its representatives in connection with the offer and sale of any of the Securities.

6. Existing Noteholders’ Representations, Warranties, Acknowledgements and Agreements.

6.1 Existing Noteholders’ Representations, Warranties: Each Existing Noteholder represents, warrants and agrees to the Company and the Controlling Shareholder that:

(a) It is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

(b) It has all requisite power and authority to execute, deliver and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement have been duly authorized by all necessary action on its part.

(c) This Agreement has been duly executed and delivered by such Existing Noteholder and constitutes a valid and binding obligation of the Existing Noteholder, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally and by general principles of equity.

(d) The execution, delivery and performance of this Agreement will not (i) violate any provision of the constitutional documents of the Existing Noteholder, or (ii) result in the violation of any law applicable to the Existing Noteholder, except for such violations, defaults, third party rights and security interest under clause (ii) that, individually and in the aggregate, neither have had nor are reasonably likely to have a material adverse effect on the ability of such Existing Noteholder to perform its obligations under this Agreement.

(e) The Existing Noteholders are the legal and beneficial owners of all of the Notes and hold all the Notes free and clear of any Lien as of the date hereof, and immediately prior to each of the Closing Date, will be the legal and beneficial owners of all of the Notes (in the case of the Second Closing Date, however, excluding the Notes surrendered to the Company on or about the First Closing Date in accordance herewith) and hold all of such Notes free and clear of all Liens. On the Closing Date, the Company will acquire all of the Notes free and clear of any Liens.

6.2 Acknowledgment and Forbearance:

(a) Each of the Existing Noteholder and Abax Lotus agrees and acknowledges that, upon the receipt of the First Purchase Consideration in full as provided herein, it and its Affiliates will have no claim or right to the Paid-Off Notes, including any claim or right to or arising from the Existing Documents in connection with the Paid-Off Notes. Upon receipt of the First Purchase Consideration in full as provided herein, each of the Existing Noteholders, Abax Lotus and their respective Affiliates shall release and forever discharge the Controlling Shareholder, the Company, and each of its officers, employees, directors, legal counsel, agents, Affiliates and representatives, of and from any and all claims with respect to the Paid-Off Notes and the Existing Documents in connection with the Paid-Off Notes, which it may now or hereafter have against the Controlling Shareholder, the Company or any of its officers, employees, directors, legal counsel, agents, Affiliates or representatives.

(b) Each of the Existing Noteholders and Abax Lotus agrees and acknowledges that, upon the receipt of the Purchase Consideration in full as provided herein and issuance of the Warrants pursuant to the terms and conditions of this Agreement, it and its Affiliates will have no claim or right to the Notes, including any claim or right to or arising from the Existing Documents. Upon receipt of the Purchase Consideration in full as provided herein, each of the Existing Noteholders, Abax Lotus and their respective Affiliates shall release and forever discharge the Controlling Shareholder, the Company, and each of its officers, employees, directors, legal counsel, agents, Affiliates and representatives, of and from any and all claims with respect to the Notes and Existing Documents, which it may now or hereafter have against the Controlling Shareholder, the Company or any of its officers, employees, directors, legal counsel, agents, Affiliates or representatives.

(c) Each of the Existing Noteholder and Abax Lotus agrees to forbear from declaring or causing the Trustee to declare an Event of Default with respect to all or any part of the Notes or dispose or instructing the Collateral Agent to dispose any Pledged Collateral as long as the Purchase Consideration is made in accordance with the terms and conditions of this Agreement. If the Company breaches its obligation to pay the Final Purchase Consideration after the First Closing, notwithstanding anything to the contrary in the Existing Documents, the Company shall be, and only be, liable to pay or caused to be paid to the Trustee $31,000,000 and interest on such amount at a rate equal to thirty five percent (35%) per annum, as accrued from and including June 15, 2010 to but excluding the payment date (the “Repayment Amount”). For the avoidance of doubt, if the Company breaches its obligations to pay the Purchase Consideration in full in accordance with Sections 2(b) and 2(c) of this Agreement, the Warrants shall not be issued and may not be used as payment against the Repayment Amount. In addition, notwithstanding any other provision of the Existing Documents, the obligation of the Company and its Affiliates to pay the Repayment Amount shall not be recourse to, and the Existing Noteholders shall have no right to or to obtain a judgment or other Lien on or interest in any property or asset of the Company or the Controlling Shareholder, except for the 6,708,085 shares of Common Stock that were pledged as Collateral for the Notes pursuant to the Pledge Agreement, and which Pledge Agreement would remain in effect (except for any provisions that conflict with provisions of this Agreement, including, without limitation, Section 14 of the Pledge Agreement (Additional Pledged Shares)).

(d) As long as the Purchase Consideration is made in accordance with the terms and conditions of this Agreement, once an Irrevocable Instruction Letter referred to in Section 2 hereof is executed by the Existing Noteholders, each Existing Noteholder warrants that no instruction other than such Irrevocable Instruction Letters will be given by such Existing Noteholder to the Trustee and Collateral Agent without written consent of the Company. Each Existing Noteholder agrees that at any time and from time to time, they wi1l promptly execute and deliver all further instruments and documents, and take all further action that is necessary to exercise and enforce the Company’s rights hereunder, including, but not limited to, the cancellation of the Notes, return shares of Common Stock that were pledged as Collateral for the Notes pursuant to the Pledge Agreement and release those shares of Common Stock so returned from the Lien and security interest created by the Security Document.

7. Conditions to Closings.

7.1 Conditions Precedent to the Obligations of the Purchasers: The obligations of the Purchasers to deliver the Notes for cancellation hereunder in connection with each Closing are subject to the following conditions being met:

(a) All the representations and warranties of the Company and the Controlling Shareholder contained in this Agreement and in each of the Transaction Documents shall have been true and correct in all material respects (except for any representations and warranties qualified with materiality which shall be true and correct in all respects) as of the date hereof and shall be true and correct in all material respects as if made at the respective Closing Date. On or prior to the respective Closing Date, the Company and the Controlling Shareholder and each other party to the Transaction Documents (other than the Purchasers) shall have performed or complied with all of the agreements and satisfied all conditions on their respective parts to be performed, complied with or satisfied pursuant to the Transaction Documents to the satisfaction of the Purchasers.

(b) No injunction, restraining order or order of any nature by a Governmental Authority shall have been issued as of the respective Closing Date that could prevent or materially interfere with the consummation of the transactions contemplated under the Transaction Documents; and no stop order suspending the qualification or exemption from qualification of any of the Securities in any jurisdiction shall have been issued and no Proceeding for that purpose shall have been commenced or, to the knowledge of the Company and the Controlling Shareholder after due inquiry, be pending or threatened as of the respective Closing Date.

(c) No action shall have been taken and no Applicable Law shall have been enacted, adopted or issued that could, as of the respective Closing Date, reasonably be expected to prevent the consummation of the transactions contemplated under the Transaction Documents. No Proceeding shall be pending or, to the knowledge of the Company and the Controlling Shareholder after due inquiry, threatened other than Proceedings that if adversely determined could not, individually or in the aggregate, adversely affect the issuance or marketability of the Securities, or could not, individually or in the aggregate, have a Material Adverse Effect.

(d) The Company and the Controlling Shareholder shall have obtained any and all approvals, consents and waivers necessary for consummation of the transactions contemplated by this Agreement, including, but not limited to, all Permits, authorizations, approvals or consents of any third party or any Governmental Authority.

(e) The Purchaserss shall have received on the respective Closing Date:

(i)	certificates dated the respective Closing Date, signed by the Controlling Shareholder and the director of the Company, on behalf of the Company, to the effect that (a) the representations and warranties set forth in Section 3 hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Date, (b) each of the Controlling Shareholder and the Company has complied with all Documents in all material respects and satisfied all conditions set forth in such Documents on its part to be performed or satisfied hereunder (to the extent it is a party to such Documents) at or prior to such Closing Date unless otherwise waived pursuant to the terms hereof, (c) at the respective Closing Date, since the date hereof or since the date of the most recent financial statements in the SEC Reports (exclusive of any amendment or supplement thereto after the date thereof), no event or events have occurred, no information has become known nor does any condition exist that could, individually or in the aggregate, have a Material Adverse Effect, (d) since the date of the most recent financial statements in the SEC Reports (exclusive of any amendment or supplement thereto after the date thereof), neither the Company nor, to the knowledge of the Company, CSR has incurred any liabilities or obligations, direct or contingent, not in the ordinary course of business, that are material to the Company or CSR, taken as a whole, or entered into any transactions not in the ordinary course of business that are material to the business, condition (financial or otherwise), results of operations, prospects or regulatory status of the Company or CSR taken as a whole, and there has not been any change in the capital stock or long-term indebtedness of the Company or CSR that is material to the business, condition (financial or otherwise) or results of operations, prospects or regulatory status of the Company or CSR, taken as a whole, and (e) the sale of any of the Securities has not been enjoined (temporarily or permanently);

(ii)	the opinion of Pillsbury Winthrop Shaw Pittman LLP, U.S. counsel to the Company, in form reasonably satisfactory to the Purchasers, dated the respective Closing Date;

(iii)	the opinion of Harney Westwood & Riegels LLP, as to matters of BVI law, in form reasonably satisfactory to the Purchasers, dated the respective Closing Date;

(iv)	Each of the Transaction Documents shall have been executed and delivered by all parties thereto (other than the Existing Shareholders and Abax Lotus) to the satisfaction of the Purchasers, and the Purchasers shall have received a fully executed original (or clearly legible facsimile or PDF copy) of each Document.

(v)	The Purchasers shall have received copies of all opinions, certificates, letters and other documents delivered under or in connection with the transactions contemplated in the Transaction Documents that are required to be delivered at or prior to the Closing Date.

(f) None of the other parties to any of the Transaction Documents shall be in breach or default under their respective obligations thereunder.

(g) The Board of Directors of the Company and, to the extent legally required, the shareholders of the Company shall have approved and authorized by all necessary corporate action (i) the execution and delivery of the Transaction Documents, (ii) all actions to be performed or satisfied under the Transaction Documents, (iii) the consummation of the transactions contemplated by the Transaction Documents, (iv) the pricing terms of the Securities and (v) all other actions necessary in connection with the transactions contemplated by the Transaction Documents and the offering of the Securities and shall have provided the Purchasers with a copy of such authorizations.

(h) The Purchasers shall have completed and be satisfied with the results of all business, legal and financial due diligence in its sole discretion and absolute satisfaction, and any items requiring correction identified by the Purchasers shall have been corrected to the Purchasers’ satisfaction.

(i) The relevant Purchase Consideration shall have been paid in cash by wire transfer in immediately available funds to the Noteholder Account in accordance with the terms and conditions hereunder.

(j) With respect to the Final Closing, the Purchasers shall have received confirmation that the Irrevocable Transfer Agent Instructions, in the form of Exhibit E attached hereto, shall have been delivered to and acknowledged in writing by CSR’s transfer agent.

7.2 Conditions Precedent to the Obligations of the Company Hereunder: The Company’s obligation under this Agreement to deliver the Purchase Consideration and issue the Warrant is subject to the satisfaction or waiver of each of the following conditions:

(a) All the representations and warranties of the Purchasers contained in each Transaction Document shall be true and correct in all material respects (except for any representations and warranties qualified with materiality which shall be true and correct in all respects) as of the date hereof and at the respective Closing Date. Each of the Existing Noteholders and Abax Lotus shall have performed, satisfied and complied with all covenants, agreements and conditions required by the Transaction Documents, to which it is a party, to be performed, satisfied or complied with by them at or prior to the Closing.

(b) No injunction, restraining order or order of any nature by a Governmental Authority shall have been issued as of the respective Closing Date that could prevent or materially interfere with the consummation of the transactions contemplated under the Transaction Documents; and no stop order suspending the qualification or exemption from qualification of any of the Securities in any jurisdiction shall have been issued and no Proceeding for that purpose shall have been commenced or, to the knowledge of the Company and the Controlling Shareholder after due inquiry, be pending or threatened as of the respective Closing Date.

(c) No action shall have been taken and no Applicable Law shall have been enacted, adopted or issued that could, as of the respective Closing Date, reasonably be expected to prevent the consummation of the transactions contemplated under the Transaction Documents. No Proceeding shall be pending or, to the knowledge of the Company and the Controlling Shareholder after due inquiry, threatened other than Proceedings that if adversely determined could not, individually or in the aggregate, adversely affect the issuance or marketability of the Securities, or could not, individually or in the aggregate, have a Material Adverse Effect.

(d) Each of the Transaction Documents shall have been executed and delivered by all parties thereto (other than the Company and the Controlling Shareholder), and the Company shall have received a fully executed original (or clearly legible facsimile or PDF copy) of each Document to which the Existing Noteholders or Abax Lotus are a party.

(e) The Company shall have received copies of all documents delivered under or in connection with the transactions contemplated in the Transaction Documents that are required to be delivered at or prior to the respective Closing Date.

(f) With respect to the First Closing, the Paid-Off Notes shall have been delivered to the Company and Trustee for cancellation and the Company shall have received confirmation that the First Irrevocable Instruction Letter shall have been delivered to and acknowledged in writing by the Trustee and Collateral Agent.

(g) With respect to the Final Closing, the Remaining Notes shall have been delivered to the Company for cancellation, the Existing Documents shall have been terminated in their entireties and the Company shall have received confirmation that the Final Irrevocable Instruction Letter shall have been delivered to and acknowledged in writing by the Trustee and Collateral Agent.

8. Indemnification.

(a) Each of the Company and the Controlling Shareholder jointly and severally, agrees to indemnify and hold harmless the Purchasers, each of its Affiliates (including any person who controls the Purchasers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) and their respective officers, directors, partners, shareholders, counsel, employees and agents (the Purchasers and each such other person being referred to as an “Indemnified Person”), to the fullest extent lawful, from and against any losses, claims, damages, liabilities and reasonable expenses (or actions in respect thereof), as incurred, related to or arising out of or in connection with:

(i) actions taken or omitted to be taken by the Controlling Shareholder or the Company or their respective affiliates, officers, directors, employees or agents in breach or violation of their respective representations, warranties, covenants and agreements set forth in this Agreement or any of the other Transaction Documents;

(ii) any breach by the Controlling Shareholder or the Company of their respective representations, warranties, covenants and agreements set forth in this Agreement or in any of the other Transaction Documents; and

(iii) subject to the provisions hereof, will reimburse the Indemnified Persons for all reasonable expenses (including, without limitation, reasonable fees and expenses of counsel) as they are incurred in connection with investigating, preparing, defending or settling any such action or claim, whether or not in connection with litigation in which any Indemnified Person is a named party. If any of the Indemnified Persons’ personnel appears as witnesses, are deposed or are otherwise involved in the defense of any action against an Indemnified Person or the Company, or their respective officers or directors, the Company and the Controlling Shareholder will reimburse the Purchasers for all reasonable expenses incurred by the Purchasers by reason of any of the Indemnified Persons being involved in any such action; provided, however, neither the Controlling Shareholder nor the Company shall be liable for indemnification hereunder with regard to any grossly negligent act or omission or willful misconduct by the Purchasers or any other Indemnified Person which results in the unavailability to the Company (or any of its affiliates) or to the offering of the Securities of the exemption from the registration requirements of the Act provided by Regulation S thereunder. This indemnity will be in addition to any liability that the Controlling Shareholder or the Company may otherwise have to the Indemnified Persons.

(b) As promptly as reasonably practical after receipt by an Indemnified Person under this Section 8 of notice of the commencement of any action for which such Indemnified Person is entitled to indemnification under this Section 8, such Indemnified Person will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party of the commencement thereof in writing; but the omission to so notify the indemnifying party (i) will not relieve such indemnifying party from any liability under paragraph (a) above unless and only to the extent it is materially prejudiced as a result thereof and (ii) will not, in any event, relieve the indemnifying party from any obligations to any Indemnified Person other than the indemnification obligation provided in paragraph (a) above. In case any such action is brought against any Indemnified Person, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may determine, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such Indemnified Person (who shall not, except with the written consent of such Indemnified Person, be counsel to the indemnifying party) at the expense of the indemnifying party; provided, however, that if (i) the use of counsel chosen by the indemnifying party to represent the Indemnified Person would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or are targets of, any such action include both the Indemnified Person and the indemnifying party, and the Indemnified Person shall have been advised by counsel that there may be one or more legal defenses available to it and/or any other Indemnified Person that are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person within a reasonable time after notice of the institution of such action, then, in each such case, the indemnifying party shall not have the right to direct the defense of such action on behalf of such Indemnified Person or Persons and such Indemnified Person or Persons shall have the right to select separate counsel (including an additional local counsel) to defend such action on behalf of such Indemnified Person or Persons at the reasonable expense of the indemnifying party. After notice from the indemnifying party to such Indemnified Person of its election so to assume the defense thereof and approval by such Indemnified Person of counsel appointed to defend such action, the indemnifying party will not be liable to such Indemnified Person under this Section 8 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such Indemnified Person in connection with the defense thereof, unless (i) the Indemnified Person shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, representing the Indemnified Persons who are parties to such action or actions) or (ii) the indemnifying party has authorized in writing the employment of counsel for the Indemnified Person at the expense of the indemnifying party. After such notice from the indemnifying party to such Indemnified Person, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such Indemnified Person without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld or delayed).

(c) No indemnifying party shall, without the prior written consent of any Indemnified Person, effect any settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action, claim, suit or proceeding in respect of which the Indemnified Person is or could have been a party, or indemnity could have been sought hereunder by any Indemnified Person (whether or not the Indemnified Person is an actual or potential party to such action or claim), unless such settlement (A) includes an unconditional express written release of any Indemnified Person in form and substance reasonably satisfactory to such Indemnified Person, from all losses, claims, damages or liabilities arising out of such action, claim, suit or proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of such Indemnified Person. If a claim or action is settled, or if there be a final judgment for the plaintiff with respect to any such claim or action, each indemnifying party jointly and severally agrees, subject to the exceptions and limitations set forth above, to indemnify and hold harmless each Indemnified Person from and against any and all losses, claims, damages or liabilities (and legal and other expenses as set forth above) incurred by reason of such settlement or judgment.

(d) The indemnity and expense reimbursement obligations set forth herein (i) shall be in addition to any liability the Controlling Shareholder or the Company may have to any Indemnified Person at common law or otherwise, and (ii) shall be binding on any successor or assignee of any of the Controlling Shareholder or the Company and successors or assignees of any of the business and assets of the Controlling Shareholder or the Company.

(e) If the Company enters into any agreement or arrangement with respect to, or effects, any proposed sale, exchange, dividend or other distribution or liquidation of all or a significant portion of its assets in one or a series of transactions or any significant recapitalization or reclassification of its outstanding securities, the Company shall provide for the assumption of its obligations under this Agreement by another party reasonably satisfactory to the Purchasers.

9. Termination.

(a) The Purchasers may terminate this Agreement at any time prior to the First Closing Date by written notice to the Company upon the Company’s breach of its representations, warranties, covenants and obligations under this Agreement or the failure of the Company to satisfy any of the conditions contained in Section 7.2 hereof on or prior to May 5, 2010

(b) The Purchasers may terminate this Agreement at any time on or prior to the Closing Date by written notice to the Company if any of the following has occurred:

(i) since the date hereof, any Material Adverse Effect or development involving or reasonably expected to result in a prospective Material Adverse Effect that could, in the Purchasers’ reasonable judgment, be expected to (i) make it impracticable or inadvisable to proceed with the purchase of the Securities on the terms and in the manner contemplated in this Agreement or (ii) materially impair the investment quality of any of the Securities;

(ii) any outbreak or escalation of hostilities or other national or international calamity or crisis, including acts of terrorism, or material adverse change or disruption in economic conditions in, or in the financial markets of, the U.S., the European Union, the PRC or Hong Kong (it being understood that any such change or disruption shall be relative to such conditions and markets as in effect on the date hereof), if the effect of such outbreak, escalation, calamity, crisis, act or material adverse change in the economic conditions in, or in the financial markets of, the U.S., the European Union, the PRC or Hong Kong could be expected to make it, in the Purchasers’ reasonable judgment, impracticable to proceed with the consummation of the transactions on the terms and in the manner contemplated in this Agreement;

(iii) trading in CSR’s Common Stock shall have been suspended by the Trading Market or the suspension or limitation of trading generally in securities on the Trading Market, the NYSE AMEX, the London Stock Exchange, the Hong Kong Stock Exchange, the NASDAQ Capital Market, the NASDAQ Global Market or the NASDAQ Global Select Market or any setting of limitations on prices for securities on any such exchange or the NASDAQ Capital Market or the NASDAQ Global Market or the NASDAQ Global Select Market;

(iv) the enactment, publication, decree or other promulgation after the date hereof of any Applicable Law that could be reasonably expected to have a Material Adverse Effect; or

(v) the declaration of a banking moratorium by any federal or New York state Governmental Authority; or the taking of any action by any Governmental Authority after the date hereof in respect of its monetary or fiscal affairs that could reasonably be expected to have a material adverse effect on the financial markets in the U.S., European Union, the PRC, Hong Kong or elsewhere.

(c) The Company may terminate this Agreement at any time prior to the First Closing Date by written notice to the Purchasers upon the Purchasers’ breach of its representations, warranties, covenants and obligations under this Agreement or the failure of the Purchasers to satisfy any of the conditions contained in Section 7.2 hereof on or prior to May 5, 2010.

10. Survival of Representations and Indemnities. The representations and warranties, covenants, indemnities and contribution and expense reimbursement provisions and other agreements of any of the Controlling Shareholder, the Company, the Existing Noteholders and Abax Lotus set forth in this Agreement shall remain operative and in full force and effect, and will survive, until the seventh anniversary of the Closing Date, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Purchasers, the Company or Controlling Shareholder and (ii) acceptance of the Securities, and payment for them hereunder.

11. Substitution of Purchaser. The Purchasers shall have the right to substitute any one of its Affiliates as the purchaser of the Warrant, by written notice to the Company, which notice shall be signed by the Purchasers and such Affiliate, shall contain such Affiliate’s agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Sections 5 and 6. Upon receipt of such notice, wherever the word “Purchaser” is used in this Agreement (other than in this Section 11), such word shall be deemed to refer to such Affiliate in lieu of the original purchaser. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to the original purchaser all of the Warrant then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word “Purchaser” is used in this Agreement (other than in this Section 11), such word shall no longer be deemed to refer to such Affiliate, but shall refer to the original purchaser, and the original purchaser shall have all the rights of an original holder of the Securities under this Agreement.

12. Miscellaneous.

(a) Notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if to the Controlling Shareholder or the Company, to: 13/F, Shenzhen Special Zone Press Tower, Shennan Road, Futian, Shenzhen, China, Fax: (86) 755-83510815, Attention: Mr. Tu Guo Shen, with a copy to Pillsbury Winthrop Shaw Pittman LLP, 2300 N Street, N.W., Washington, DC 20001, Fax: (1-202) 663-8007, Attention: Louis A. Bevilacqua, Esq., (ii) if to the Purchasers, to the addresses as indicated in Schedule I.

(b) Except with respect to the material terms and conditions of the transactions contemplated by the Documents, the Company covenants and agrees that neither it nor any other person acting on its behalf will provide the Purchasers or their agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto the Purchasers shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that the Purchasers shall rely on the foregoing representations in effecting transactions contemplated hereunder.

(c) This Agreement has been and is made solely for the benefit of and shall be binding upon the Company and the Purchasers and, to the extent provided in Section 8 hereof, the controlling persons and their respective agents, employees, officers, directors, partners, counsel, and shareholders expressly referred to in Section 8, and their respective heirs, executors, administrators, successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement.

(d) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(e) The parties hereto each agrees that any suit, action or proceeding against it arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any State or U.S. federal court in The City of New York and County of New York, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. The parties hereto each hereby appoints Law Debenture Corporate Services Inc., 400 Madison Avenue, Suite 4D, New York, NY 10017, Facsimile No. +1 212 750 1361, as its authorized agent upon whom process may be served in any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated herein. Nothing herein shall preclude either party from seeking remedies in a court of competent jurisdiction, including without limitation, appropriate courts in the British Virgin Islands.

(f) The parties hereto each hereby waive any right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.

(g) The parties hereto waive any objection that they may have to the venue of any suit, action or proceeding with respect to this Agreement or the transactions contemplated hereby in the courts of the State of New York or the courts of the U.S., in each case, located in the Borough of Manhattan, City and State of New York, or that such suit, action or proceeding brought in the courts of the State of New York or the U.S., in each case, located in the Borough of Manhattan, City and State of New York was brought in an inconvenient court and agrees not to plead or claim the same.

(h) No failure to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

(i) This Agreement may be signed in various counterparts (and by facsimile) which together shall constitute one and the same instrument.

(j) The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of any provision of this Agreement.

(k) If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, in each case, to the extent permitted by applicable law, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable, to the extent permitted by applicable law.

(l) This Agreement may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given; provided that the same are in writing and signed by all of the signatories hereto.

[Signature page(s) to follow]

IN WITNESS WHEREOF, the Company, the Controlling Shareholder, the Existing Noteholders and Abax Lotus Ltd. have executed this Agreement as of the date set forth above.

WHITEHORSE TECHNOLOGY LIMITED.

By: _________________________________
       Name:
       Title:

TU GUO SHEN

_________________________________

ABAX NAI XIN A LTD.

By: _________________________________
       Name:
       Title: Authorized Signatory

ABAX JADE LTD.

By: _________________________________
       Name:
       Title: Authorized Signatory

ABAX LOTUS LTD.

By: _________________________________
      Name:
      Title: Authorized Signatory

EXHIBIT A-1

IRREVOCABLE JOINT INSTRUCTION LETTER TO THE TRUSTEE
(FIRST CLOSING)

DB Trustees (Hong Kong) Limited
48th Floor, Cheung Kong Center
2 Queen’s Road Central
Hong Kong
Attention: Edward Chiu

____________, 2010

RE: Irrevocable joint instructions

Dear Mr. Chiu:

Reference is made to that certain Indenture governing the Exchangeable Senior Secured Notes due 2012 (the “Notes”), dated January 11, 2008, as amended on March 14, 2008 (as so amended from time to time, the “Indenture”), by and between Whitehorse Technology Limited (the “Company”) and DB Trustees (Hong Kong) Limited, as trustee (the “Trustee” or “DB Trustees”). Capitalized terms used herein shall have the meanings assigned to them in the Indenture unless otherwise indicated.

Abax Lotus Ltd., on behalf of Abax Nai Xin A Ltd. and Abax Jade Ltd., as the current holders of all outstanding Notes, (together, the “Existing Noteholders”) and the Company hereby irrevocably instruct you, in your capacity as paying agent and security agent, as follows:

1.	To immediately wire US$1,000,000, which amount is currently held in escrow in the account of the Trustee, to the Existing Noteholders through Euroclear.

2.	To immediately:

a.	wire US$30,000,000 to the Existing Noteholders through Euroclear;

b.	cancel an aggregate of 52% of all of the outstanding Note, and

c.	return to the Company 8,800,000 shares of the Common Stock, which shares were pledged as Collateral for the Notes pursuant to Share Pledge Agreement.

Each of the Company and Existing Noteholders hereby agree that DB Trustees shall not have any liability to the Company or the Existing Noteholders arising out of its action taken pursuant to this instruction letter. The Company shall indemnify DB Trustee and hold it harmless against any loss, liability, damage or expense (including reasonable attorneys’ fees) that DB Trustee may incur as a result of acting in accordance with this instruction letter, except for any loss, liability, damage or expense arising from its own gross negligence or willful misconduct.

Sincerely,

ABAX NAI XIN A LTD.	ABAX JADE LTD.

By:	By:
Name:	Name:
Title:	Title:

WHITEHORSE TECHNOLOGY LIMITED

By:
Name:
Title:
ACCEPTED AND AGREED BY DB TRUSTEES:

DB Trustees (Hong Kong) Limited, as the Trustee,
Paying Agent and Security Agent
Date:
By:
Name:
Title:

EXHIBIT A-2

IRREVOCABLE JOINT INSTRUCTION LETTER TO THE TRUSTEE
(FINAL CLOSING)

DB Trustees (Hong Kong) Limited
48th Floor, Cheung Kong Center
2 Queen’s Road Central
Hong Kong
Attention: Edward Chiu

________, 2010

RE: Irrevocable joint instructions

Dear Mr. Chiu:

Reference is made to that certain Indenture governing the Exchangeable Senior Secured Notes due 2012 (the “Notes”), dated January 11, 2008, as amended on March 14, 2008 (as so amended from time to time, the “Indenture”), by and between Whitehorse Technology Limited (the “Company”) and DB Trustees (Hong Kong) Limited, as trustee (the “Trustee” or “DB Trustees”). Capitalized terms used herein shall have the meanings assigned to them in the Indenture unless otherwise indicated.

Abax Lotus Ltd., on behalf of Abax Nai Xin A Ltd. and Abax Jade Ltd., as the current holders of all outstanding Notes, (together, the “Existing Noteholders”) and the Company hereby irrevocably instruct you, in your capacity as paying agent and security agent, to immediately:

1.	wire US$20,000,000 to Existing Noteholders through Euroclear;

2.	cancel all remaining outstanding Notes; and

3.	return to the Company and Mr. Tu Guo Shen 2,592,000 and 4,116,085 shares of Common Stock still subject to the Share Pledge Agreement, respectively.

Each of the Company and Existing Noteholders hereby agree that DB Trustees shall not have any liability to the Company or the Existing Noteholders arising out of its action taken pursuant to this instruction letter. The Company shall indemnify DB Trustee and hold it harmless against any loss, liability, damage or expense (including reasonable attorneys’ fees) that DB Trustee may incur as a result of acting in accordance with this instruction letter, except for any loss, liability, damage or expense arising from its own gross negligence or willful misconduct.

Sincerely,

ABAX NAI XIN A LTD.	ABAX JADE LTD.

By:	By:
Name:	Name:
Title:	Title:

WHITEHORSE TECHNOLOGY LIMITED

By:
Name:
Title:
ACCEPTED AND AGREED BY DB TRUSTEES:

DB Trustees (Hong Kong) Limited, as the Trustee,
Paying Agent and Security Agent
Date:
By:
Name:
Title:

EXHIBIT B

EITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO WHITEHORSE. THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

FORM OF WARRANT

Original Issue Date: __________, 2010

Whitehorse Technology Limited, a British Virgin Islands company (“Whitehorse”), hereby certifies that, ____________(the “Holder”) is entitled to purchase from Whitehorse up to a total of Four Million and Four Hundred Thousand (4,400,000) shares of Common Stock (each such share, a “Warrant Share” and all such shares, the “Warrant Shares”), at any time and from time to time from and after ________, 2011 and through and including __________, 2017 (the “Expiration Date”), and subject to the following terms and conditions:

1. Definitions. As used in this Warrant, the following terms shall have the respective definitions set forth in this Section 1.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144.

“Business Day” means any day except Saturday, Sunday and any day which is a federal legal holiday or a day on which banking institutions in the State of New York, Hong Kong and People’s Republic of China are authorized or required by law or other governmental action to close.

“Closing Bid Price” of the shares of Common Stock on any date means the last sale price on the Trading Market on the applicable day, or if no sale occurred on such day, the mean between the closing “bid” and “asked” prices on such day.

“Common Stock” means the common stock of China Security & Surveillance Technology, Inc., $0.0001 par value per share, and any securities into which such common stock may hereafter be reclassified or for which it may be exchanged as a class.

“Company” means China Security & Surveillance Technology, Inc., a Delaware corporation.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exercise Price” means $10.00, subject to adjustment in accordance with Section 8.

“Fundamental Transaction” means the occurrence, at any time, of any transaction or event (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise) in connection with which all or substantially all of the Common Stock shall be exchanged for, converted into, acquired for or constitutes solely the right to receive, consideration which is not all or substantially all common stock, depositary receipts, ordinary shares or other certificates representing common equity interests that are (or, upon consummation of or immediately following such transaction or event, will be) listed on a United States national securities exchange or approved (or, upon consummation of or immediately following such transaction or event, will be approved) for quotation on the Nasdaq Capital Market, Nasdaq Global Market, Nasdaq Global Select Market or any similar United States system of automated dissemination of quotations of securities prices.

“Original Issue Date” means the Original Issue Date first set forth on the first page of this Warrant.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Rule 144” means Rule 144 promulgated by the Securities and Exchange Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Securities and Exchange Commission having substantially the same effect as such Rule.

“Securities” means this Warrant and Warrant Shares.

“Securities Act” means the Securities Act of 1933, as amended.

“Trading Day” means (i) a day on which the Common Stock is traded on a Trading Market, or (ii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by the Pink Sheets LLC (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i) or (ii) hereof, then Trading Day shall mean a Business Day.

“Termination of Trading” will be deemed to have occurred if, (i) at any time, the Common Stock (or other common stock, depositary receipts, ordinary shares or other certificates representing common equity interests into which the Warrant is then exercisable) is neither listed for trading on a Trading Market, or (ii) trading in Common Stock on any such exchange or market has been suspended for twenty (20) or more consecutive Trading Days.

“Trading Market” means whichever of the New York Stock Exchange, the NYSE AMEX, the NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market on which the Common Stock is listed or quoted for trading on the date in question.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of this Warrant.

2. Registration of Warrant. Whitehorse shall register this Warrant upon records to be maintained by Whitehorse for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. Whitehorse may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

3. Exercise and Duration of Warrants. This Warrant shall be exercisable by the registered Holder at any time and from time to time on or after __________, 2011 through and including the Expiration Date (the “Exercise Period”). At 4:30 p.m., Hong Kong time on the Expiration Date, the portion of this Warrant not exercised prior thereto shall be and become void and of no value. Except as provided in Section 9 hereof, Whitehorse may not call or redeem any portion of this Warrant without the prior written consent of the affected Holder. Upon expiration of the Warrant, all Pledged Shares (as defined below) shall promptly (but in no event later than five Trading Days after the Expiration Date) be returned to Whitehorse.

4. Delivery of Warrant Shares. To effect exercises hereunder, the Holder shall not be required to physically surrender this Warrant unless this Warrant is being exercised as to all of the Warrant Shares represented by this Warrant. Upon delivery of the duly executed Exercise Notice (in the form attached hereto) to Whitehorse (with the attached Warrant Shares Exercise Log) at its address for notice set forth herein and if such Holder is not utilizing the cashless exercise provisions set forth in this Warrant, upon payment of the Exercise Price multiplied by the number of Warrant Shares that the Holder intends to purchase hereunder, Whitehorse shall promptly (but in no event later than five Trading Days after the Date of Exercise (as defined herein)) issue and deliver to the Holder, a certificate for the Warrant Shares issuable upon such exercise; provided, however, that if Abax Global Opportunity Fund, as the collateral agent for the Holder (together with successor collateral agent, the “Collateral Agents”), is then in possession of the Pledged Shares, then in lieu of Whitehorse so delivering the Warrant Shares, the Collateral Agent shall cause the Warrant Shares issuable upon such exercise to be issued to the Holder. A “Date of Exercise” means the date on which the Holder shall have delivered to Whitehorse: (i) the Exercise Notice (with the Warrant Exercise Log attached to it), appropriately completed and duly signed and (ii) if such Holder is not utilizing the cashless exercise provisions set forth in this Warrant, payment of the Exercise Price for the number of Warrant Shares so indicated by the Holder to be purchased.

5. Charges, Taxes and Expenses. Issuance and delivery of Warrant Shares upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by Whitehorse; provided, however, that Whitehorse shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrants in a name other than that of the Holder. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving, holding, or disposing of Warrant Shares upon exercise hereof.

6. Replacement of Warrant. If this Warrant is mutilated, lost, stolen or destroyed, Whitehorse shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a new Warrant to purchase Common Stock, in substantially the form of this Warrant (any such new Warrant, a “New Warrant”), but only upon receipt of evidence reasonably satisfactory to Whitehorse of such loss, theft or destruction and customary and reasonable indemnity (which shall not include a surety bond), if requested. Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as Whitehorse may prescribe. If a New Warrant is requested as a result of a mutilation of this Warrant, then the Holder shall deliver such mutilated Warrant to Whitehorse as a condition precedent to Whitehorse’s obligation to issue the New Warrant.

7. Reservation of Warrant Shares. Whitehorse covenants that during the term that this Warrant is exercisable, it will at all times reserve and keep available Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares which are then issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other contingent purchase rights of Persons other than the Holder (taking into account the adjustments and restrictions of Section 12) and will at all times maintain a first priority pledge in favor of the Holder of 4,400,000 shares of Common Stock (the “Pledged Shares”) to fulfill the [obligations hereunder]. Notwithstanding anything to the contrary herein, Holder’s recourse under the Warrant shall be limited to and satisfied from the Pledged Shares.

8. Certain Adjustments. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 8.

(a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, or (iii) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination.

(b) Fundamental Transactions. If, at any time while this Warrant is outstanding there is a Fundamental Transaction, then the Holder shall have the right thereafter to receive, upon exercise of this Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Warrant Shares then issuable upon exercise in full of this Warrant (the “Alternate Consideration”). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction.

(c) Rights Upon Distribution of Assets. If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Exercise Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of shares of Common Stock entitled to receive the Distribution shall be reduced, effective as of the close of business on such record date, to a price determined by multiplying such Exercise Price by a fraction of which (i) the numerator shall be the Closing Bid Price of the shares of Common Stock on the Trading Day immediately preceding such record date minus the value of the Distribution (as determined in good faith by the Company’s Board of Directors) applicable to one share of Common Stock, and (ii) the denominator shall be the Closing Bid Price of the shares of Common Stock on the Trading Day immediately preceding such record date; and

(d) Other Event. If any event occurs of the type contemplated by the provisions of this Section 8 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features to the holders of the Company’s Common Stock), then Whitehorse will make an appropriate adjustment in the Exercise Price and the number of Warrant Shares so as to protect the rights of the Holder; provided that no such adjustment pursuant to this Section 8(d) will increase the Exercise Price or decrease the number of Warrant Shares as otherwise determined pursuant to this Section 8.

(e) Number of Warrant Shares. Simultaneously with any adjustment to the Exercise Price pursuant to this Section 9, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the adjusted number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment.

(f) Calculations. All calculations under this Section 8 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable.

(g) Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 8, Whitehorse at its expense will promptly compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Warrant Shares or other securities issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based. Upon written request, Whitehorse will promptly deliver a copy of each such certificate to the Holder.

(h) Notice of Corporate Events. If the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including without limitation any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any Subsidiary, (ii) authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Fundamental Transaction or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then Whitehorse shall deliver to the Holder a notice of such event within three (3) Business Days after Whitehorse receives such notice from the Company.

(i) No Impairment. If any event shall occur as to which the provisions of Section 8 are not strictly applicable but the failure to make any adjustment would adversely affect the purchase rights represented by the Warrants in accordance with the essential intent and principles of such Section, then, in each such case, Whitehorse shall appoint an investment banking firm of recognized international standing, or any other financial expert that does not (or whose directors, officers, employees, or affiliates do not) have a direct or material indirect financial interest in Whitehorse or the Holder or any of their respective Affiliates, who has not been, and, at the time it is called upon to give independent financial advice to Whitehorse or the Holder, is not (and none of its directors, officers, employees or affiliates) is a promoter, director or officer of Whitehorse, the Holder or any of their respective Affiliates, which shall give their opinion upon the adjustment, if any, on a basis consistent with the essential intent and principles established in Section 8 necessary to preserve, without dilution, the purchase rights represented by the Warrants. Upon receipt of such opinion, Whitehorse will promptly deliver a copy thereof to the Warrant Agent and shall make the adjustments described therein.

9. Call Option. Notwithstanding anything to the contrary herein, Whitehorse shall have the right to repurchase all of the Warrants (but not some) at any time (the “Call Option”) from the Original Issue Date until and including September 30, 2010 at a total price of (i) $11,000,000 if the Call Option is exercised before June 15, 2010; or (ii) $11,000,000 plus interest at a rate of 12-month LIBOR plus 10% per annum, as accrued from and including June 15, 2010 to but excluding the exercise date of the Call Option (the “Call Price”), if the Call Option is exercised on or after June 15, 2010 and on or before September 30, 2010 by delivery to the Holder (at the address set forth in Section 14 below) of a duly executed “Notice of Call Option Exercise” substantially in the form attached hereto as Exhibit B. The interest shall accrue daily and be computed on the basis of the actual number of days elapsed in a 360-day year of twelve 30-day months. Upon Holder’s receipt of the Call Price, this Warrant will be void automatically and all Pledged Shares shall promptly (but in no event later than five Trading Days after such receipt) be returned to Whitehorse.

10. Put Option. At any time prior to expiration, upon the occurrence of a Termination of Trading, the Holder shall have the right to require Whitehorse to repurchase the Warrant (the “Put Option”) at a total price of (i) the Base Amount plus interest at a rate of 12% per annum if the Put Option is exercised prior to __________, 2012 or (ii) the Base Amount if the Put Option is exercised on or after __________, 2012 (the “Repurchase Amount”) by delivery to Whitehorse (at the address set forth in Section 14 below) of a duly executed “Notice of Put Option Exercise” substantially in the form attached hereto as Exhibit C within five (5) Business Days after the occurrence of such Termination of Trading. In case of clause (i), the interest shall accrue daily and shall commence accruing from and including the Original Issue Date to but excluding the date when the payment is actually made to the Holder and be computed on the basis of the actual number of days elapsed in a 360-day year of twelve 30-day months. For purpose of this Section 10, the “Base Amount” equals the amount determined by multiplying $11,000,000 by a fraction of which the numerator shall be the total number of Warrant Shares for which a Holder is tendering pursuant to this Warrant at the date of the Notice of Put Option Exercise, and the denominator shall be 4,400,000, subject to adjustment in accordance with Section 8 hereof.

11. Payment of Exercise Price. The Holder may pay the Exercise Price in one of the following manners:

(a) Cash Exercise. The Holder may deliver immediately available funds; or

(b) Cashless Exercise. The Holder may notify Whitehorse in an Exercise Notice of its election to utilize cashless exercise, in which event Whitehorse shall issue to the Holder the number of Warrant Shares determined as follows:

X = Y [(A-B)/A]

where:

X = the number of Warrant Shares to be issued to the Holder.

Y = the number of Warrant Shares with respect to which this Warrant is being exercised.

A = the average of the closing prices for the five Trading Days immediately prior to (but not including) the Date of Exercise.

B = the Exercise Price.

For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued.

12. Limitations on Exercise. Notwithstanding anything to the contrary contained herein, the number of Warrant Shares that may be acquired by the Holder upon any exercise of this Warrant (or otherwise in respect hereof) shall be limited to the extent necessary to insure that, following such exercise (or other issuance), the total number of shares of Common Stock then beneficially owned by such Holder and its Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act, does not exceed 9.99% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such exercise). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. This provision shall not restrict the number of shares of Common Stock which a Holder may receive or beneficially own in order to determine the amount of securities or other consideration that such Holder may receive in the event of a Fundamental Transaction as contemplated in Section 8 of this Warrant. This restriction may not be waived. Notwithstanding anything to the contrary contained in this Warrant, (a) no term of this Section may be waived by any party, nor amended such that the threshold percentage of ownership would be directly or indirectly increased, (b) this restriction runs with the Warrant and may not be modified or waived by any subsequent holder hereof and (c) any attempted waiver, modification or amendment of this Section will be void ab initio.

13. No Fractional Shares. No fractional shares of Warrant Shares will be issued in connection with any exercise of this Warrant. In lieu of any fractional shares which would otherwise be issuable Whitehorse shall pay cash equal to the product of such fraction multiplied by the closing price of one Warrant Share as reported by the applicable Trading Market on the date of exercise.

14. Notices. Any and all notices or other communications or deliveries hereunder (including, without limitation, any Exercise Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 4:30 p.m. (New York City time) on a Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 4:30 p.m. (New York City time) on any Trading Day, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be: (i) if to Whitehorse, 13/F, Shenzhen Special Zone Press Tower, Shennan Road, Futian, Shenzhen, China 518034, Attn: Tu Guo Shen, (or such other address as Whitehorse shall indicate in writing in accordance with this Section), facsimile no.: (86) 755-83510815, with a copy to Louis A Bevilacqua, Esq., Pillsbury Winthrop Shaw Pittman LLP, 2300 N Street, N.W., Washington, DC 20001, facsimile no.: (202) 663-8007, or (ii) if to the Holder, to the address or facsimile number appearing on the Warrant Register or such other address or facsimile number as the Holder may provide to Whitehorse in accordance with this Section.

15. Warrant Agent. Whitehorse shall serve as warrant agent under this Warrant. Upon 10 days’ notice to the Holder, Whitehorse may appoint a new warrant agent. Any corporation into which Whitehorse or any new warrant agent may be merged or any corporation resulting from any consolidation to which Whitehorse or any new warrant agent shall be a party or any corporation to which Whitehorse or any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder’s last address as shown on the Warrant Register.

16. Miscellaneous.

(a) This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors. Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any Person other than Whitehorse and the Holder any legal or equitable right, remedy or cause of action under this Warrant. This Warrant may be amended only in writing signed by Whitehorse and the Holder and their successors and assigns. The foregoing sentence shall be subject to the restrictions on waivers and amendments set forth in Section 11 of this Warrant.

(b) All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. The parties hereto each agrees that any suit, action or proceeding against it arising out of or based upon this Warrant or the transactions contemplated hereby may be instituted in any State or U.S. federal court in The City of New York and County of New York, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. Nothing herein shall preclude either party from seeking remedies in any court of competent jurisdiction, including without limitation, appropriate courts in the British Virgin Islands. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Warrant or the transactions contemplated hereby.

(c) The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

(d) In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

(e) Prior to exercise of this Warrant, the Holder hereof shall not, by reason of being a Holder, be entitled to any rights of a stockholder with respect to the Warrant Shares.

IN WITNESS WHEREOF, Whitehorse has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

WHITEHORSE TECHNOLOGY LIMITED

By:
       Name: Guo Shen Tu
       Authorized Signatory

EXHIBIT A

EXERCISE NOTICE
WHITEHORSE TECHNOLOGY LIMITED

WARRANT DATED _________, 2010

The undersigned Holder hereby irrevocably elects to purchase _____________shares of Common Stock pursuant to the above referenced Warrant. Capitalized terms used herein and not otherwise defined have the respective meanings set forth in the Warrant.

(1)	The undersigned Holder hereby exercises its right to purchase _________________Warrant Shares pursuant to the Warrant.

(2)	The Holder intends that payment of the Exercise Price shall be made as (check one):

____    “Cash Exercise” under Section 11

____    “Cashless Exercise” under Section 11

(3)	If the holder has elected a Cash Exercise, the holder shall pay the sum of $____________to Whitehorse in accordance with the terms of the Warrant.

(4)	Pursuant to this Exercise Notice, Whitehorse shall deliver to the holder _______________Warrant Shares in accordance with the terms of the Warrant.

(5)

By its delivery of this Exercise Notice, the undersigned represents and warrants to Whitehorse that in giving effect to the exercise evidenced hereby the Holder will not beneficially own in excess of the number of shares of Common Stock (determined in accordance with Section 13(d) of the Securities Exchange Act of 1934) permitted to be owned under Section 12 of this Warrant to which this notice relates.

Dated: ____________________,________	Name of Holder:

(Print)

By:
Name:
Title:

(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

EXHIBIT B

NOTICE OF CALL OPTION EXERCISE

To: [Name of the Holder].

Date: ________________

The undersigned, pursuant to Section 9 of certain Warrant, dated as of ___________, 2010 (the “Warrant”) hereby irrevocably elects to exercise the Call Option under the Warrant.

WHITEHORSE TECHNOLOGY LIMITED

By:     _____________________________________

Its:     _____________________________________

EXHIBIT C

NOTICE OF PUT OPTION EXERCISE

To:    WHITEHORSE TECHNOLOGY LIMITED

Date: ________________

[Name of the Holder] (“Holder”) hereby irrevocable elects to effect the Put Option for the repurchase of _____Warrant Shares as defined in and pursuant to the terms of that certain Warrant dated as of _______, 2010.

All capitalized terms used herein without definition shall have the meanings ascribed such terms in the Warrant.

[Name of the Holder]

By:    ________________________________

Its:    ________________________________

Warrant Shares Exercise Log

Date	Number of Warrant	Number of Warrant Shares	Number of
	Shares Available to be	Exercised	Warrant Shares
	Exercised		Remaining to
be Exercised

EXHIBIT C

FORM OF PLEDGE AND SECURITY AGREEMENT

This PLEDGE AND SECURITY AGREEMENT, dated as of _____, 2010 (as amended, supplemented or otherwise modified from time to time, this “Agreement”), by and among Mr. Tu Guo Shen (“Mr. Tu”), an individual resident in the People’s Republic of China, Whitehorse Technology Limited, a company incorporated and existing under the laws of the British Virgin Islands (“BVI”) that is wholly owned by Mr. Tu (“Whitehorse”; together with Mr. Tu, and with their respective successors and permitted assigns, the “Pledgors” and each individually, a “Pledgor”), and Abax Global Opportunities Fund (with its successors in such capacity, the “Collateral Agent”) as collateral agent for holder of the Warrants (as defined below).

W I T N E S S E T H:

WHEREAS, Whitehorse issued warrants (the “Warrants”) exercisable for the purchase of 4,400,000 shares of common stock, par value US$.0001 (the “Common Stock”), of China Security & Surveillance Technology, Inc., a Delaware corporation (“CSR”), pursuant to a notes repurchase and warrant purchase agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Purchase Agreement”), by and among Whitehorse, Mr. Tu and Abax Nai Xin A Ltd. and Abax Jade Ltd. (together with their successors, permitted transferees and assigns, the “Holders”), pursuant to which Whitehorse agreed to issue the Warrants to the Holders in exchange for the payment of cash consideration in an aggregate of US$50,000,000 and cancellation of the Exchangeable Senior Secured Notes due 2012 in an aggregate principal amount of US$50,000,000 issued by Whitehorse under an indenture dated January 11, 2008, as amended on March 14, 2008, on the terms and conditions set forth therein;

WHEREAS, in order to secure (i) the performance of all covenants and obligations in the Warrants, including payment of any amounts payable in connection therewith, and (ii) each of the Pledgors’ obligations and liabilities hereunder and in connection therewith, the Pledgors are required pursuant to the Purchase Agreement to execute and deliver this Agreement;

WHEREAS, the Pledgors are the legal and beneficial owners of 16,750,435 shares of Common Stock, as described in Schedule A, of which 4,400,000 shares (the “Pledged Shares”) are pledged to the Collateral Agent on behalf, and for the benefit, of the Holders; and

WHEREAS, capitalized terms used herein but not defined herein shall have the respective meanings ascribed thereto in the Warrants;

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. Pledge. The Pledgors hereby, jointly and severally, pledge to the Collateral Agent on behalf and for the benefit of the Holders, and grant to the Collateral Agent on behalf and for the benefit of the Holders a security interest in, the following (the “Pledged Collateral”):

(a) all of the Pledged Shares;

(b) the certificates representing the shares referred to in clause (a) above; and

(c) following a Default, all dividends, cash, instruments and other property or proceeds, from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing.

Section 2. Security for Obligations. This Agreement secures and the Pledged Collateral is security for the full and prompt payment when due of, and the performance of Whitehorse’s obligations and liabilities under the Warrants (the “Secured Obligations”).

Section 3. Delivery of Pledged Collateral. All certificates or instruments representing or evidencing the Pledged Collateral shall be delivered to the Collateral Agent in New York and held by the Collateral Agent on behalf of and for the benefit of the Holders pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form to be provided by CSR. Subject to Section 6, the Collateral Agent shall have the right but no obligation, at any time in its discretion but with notice to CSR and the Pledgor, to transfer to or to register in its name or in the name of any of its nominees any or all of the Pledged Collateral for purposes of perfecting the security interest in the Pledged Collateral. In addition, the Collateral Agent shall have the right but no obligation at any time to exchange certificates or instruments representing or evidencing any of the Pledged Collateral for certificates or instruments of smaller or larger denominations.

Section 4. Representations and Warranties. The Pledgors make the following representations:

(a) The Pledged Shares have been duly authorized and validly issued, and are fully registered, fully paid and non-assessable.

(b) The Pledgors are the legal and beneficial owner of the Pledged Collateral pledged by them hereunder free and clear of any Lien, except for the Lien and security interest created by applicable securities laws and this Agreement.

(c) The pledge of the Pledged Shares pursuant to this Agreement creates a valid first priority security interest therein, and upon delivery of the certificates evidencing the Pledged Shares pursuant to this Agreement, the Lien created pursuant to this Agreement will constitute a valid and perfected first priority security interest in the Pledged Collateral, securing the payment of all of the Secured Obligations.

(d) Subject to Section 11, no material consent, authorization, approval, or other action by, and no notice to or filing with, any Governmental Authority or any other Person is required either (i) for the pledge by the Pledgors of the Pledged Collateral pursuant to this Agreement or for the due execution, delivery or performance of this Agreement by the Pledgors, or (ii) for the exercise by the Collateral Agent of the voting or other rights provided for in this Agreement or of the remedies in respect of the Pledged Collateral pursuant to this Agreement, except as may be required in connection with the disposition of the Pledged Collateral by laws affecting the offering and sale of securities generally, and except for filings and recordings with respect to the Pledged Collateral to be made, or otherwise delivered to the Collateral Agent for filing and/or recordation, as of the Closing Date and after the Closing Date, such permits, licenses, authorizations, approvals, entitlements and accreditations as required by Applicable Laws, each of which shall be obtained on or before the date on which it is required to be obtained where the failure to do so could reasonably be expected to have a Material Adverse Effect.

Section 5. Further Assurances, Authorization of Financing Statements, Etc.

(a) The Pledgors agree that at any time and from time to time, at their cost and expense, they will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Collateral Agent may request, in order to perfect and protect the Lien and security interest granted or purported to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral.

(b) The Pledgors agree to defend the title to the Pledged Collateral and the Lien thereon and security interest therein of the Collateral Agent against the claim of any other Person and to maintain and preserve such Lien and security interest until payment in full of all of the outstanding Secured Obligations.

(c) Each Pledgor agrees, by itself or through its affiliates, counsel and other representatives, at any time and from time to time and at the expense jointly and severally payable by the Pledgors, to authorize the Collateral Agent to file or record financing statements, amendments to financing statements, and other filing or recording documents or instruments with respect to the Pledged Collateral in such form and in such offices to perfect the security interest of the Collateral Agent under this Agreement. Each Pledgor hereby also agrees, by itself or through its affiliates, counsel and other representatives, at any time and from time to time and at the expense jointly and severally payable by the Pledgors, to authorize the Collateral Agent to file continuation statements with respect to previously filed financing statements.

(d) Whitehorse agrees to create, and for the duration of the term of the Warrants (the “Security Period”) to maintain, a register of charges at its registered office in the BVI (the “Private Register”), pursuant to Section 162 of the BVI Business Companies Act 2004 (as amended) (the “BVIBC Act”), which shall have entered therein relevant particulars of this Agreement in a form and substance satisfactory to the Collateral Agent. Whitehorse shall make an application to the Registrar of Corporate Affairs in the BVI (the “Registrar”) to have this Agreement registered in the Register of Registered Charges maintained by the Registrar pursuant to Section 163 of the BVIBC Act (the “Public Register”). Whitehorse shall provide the Collateral Agent with a certified true, correct and current copy of the complete Private Register showing details of this Agreement and any other charges registered in the Private Register, and shall provide the Collateral Agent with satisfactory evidence that Whitehorse has made the application to the Public Register and, immediately upon receipt of the certificate of registration of charge from the Registrar in respect of such application, shall provide a certified copy to the Collateral Agent. Whitehorse agrees to procure, at all times during the Security Period, that particulars of this Agreement are kept on the Private Register and the Public Register.

Section 6. Voting Rights; Dividends; Etc.

(a) As long as no default in the delivery of Warrant Shares or payment pursuant to the terms of the Warrant (a “Default”) shall have occurred and be continuing:

(i) Each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to its Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or any other any document perfecting such security interests (each a “Security Document”); provided, however, that each Pledgor shall not exercise or shall refrain from exercising any such right if such action would have a material adverse effect on the value of the Pledged Collateral or any part thereof.

(ii) Each Pledgor shall be entitled to receive and retain any and all dividends paid in respect of its Pledged Collateral.

(b) Upon the occurrence and during the continuance of a Default:

(i) Upon notice by the Collateral Agent to the Pledgors, all rights of the Pledgors to exercise the voting and other consensual rights which they would otherwise be entitled to exercise pursuant to Section 6(a)(i) above shall cease, and all such rights shall thereupon become vested in the Collateral Agent who shall thereupon have the sole right to exercise such voting and other consensual rights.

(ii) All rights of the Pledgors to receive the dividends which they would otherwise be authorized to receive and retain pursuant to Section 6(a)(ii) above shall cease, and all such rights shall thereupon become vested in the Collateral Agent who shall thereupon have the sole right to receive and hold as Pledged Collateral such dividends, all of which shall be forthwith delivered to the Collateral Agent to hold as Pledged Collateral and shall, if received by any Pledgor, be received in trust for the benefit of the Collateral Agent, be segregated from the other property or funds of such Pledgor, and be forthwith delivered to the Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsement)..

(iii) All dividends which are received by the Pledgors contrary to the provisions of paragraph (ii) of this Section 6(b) shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of the Pledgors and shall be forthwith paid over to the Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

(iv) The Pledgors shall, if necessary to permit the Collateral Agent to exercise the voting and other rights which it may be entitled to exercise pursuant to Section 6(b)(i) above and to receive all dividends and distributions which it may be entitled to receive under Section 6(b)(ii) above, execute and deliver to the Collateral Agent, from time to time and upon written notice of the Collateral Agent, appropriate proxies, dividend payment orders and other instruments as the Collateral Agent may reasonably request. The foregoing shall not in any way limit the Collateral Agent’s power and authority granted pursuant to Section 8 hereof.

Section 7. Transfers and Other Liens. The Pledgors agree that they will not (i) transfer, sell or otherwise dispose of, or grant any option or warrant with respect to, any of the Pledged Collateral, without the prior written consent of the Collateral Agent, or (ii) create or permit to exist any Lien upon or with respect to any of the Pledged Collateral, except for the Lien and the security interest created pursuant to this Agreement or applicable securities laws.

Section 8. Collateral Agent Appointed Attorney-in-Fact and Proxy. Effective only during the occurrence and continuation of a Default, each Pledgor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact and proxy with full irrevocable power and authority in the place and stead of such Pledgor and in the name of such Pledgor or in its own name, from time to time in the Collateral Agent’s discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute and deliver any and all documents and instruments which the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to such Pledgor representing any dividend or other distribution or payment in respect of the Pledged Collateral or any part thereof and to give full discharge for the same and to vote or grant any consent in respect of the Pledged Shares authorized by Section 6(b) hereof. Each Pledgor hereby ratifies, to the extent permitted by law, all that any said attorney shall lawfully do or cause to be done by virtue hereof. This power, being coupled with an interest, is irrevocable until the Secured Obligations are performed in full.

Section 9. Collateral Agent May Perform. If any Pledgor fails to perform any agreement contained herein, the Collateral Agent may itself perform, or cause performance of, such agreement, and the expenses of the Collateral Agent incurred in connection therewith shall be payable jointly and severally by the Pledgors under Section 12 hereof and constitute Secured Obligations secured hereby.

Section 10. Reasonable Care. The Collateral Agent may rely upon and shall not be liable for acting or refraining from acting upon any written notice, instruction or request furnished to it under this Agreement which it believes to be genuine and to have been signed or presented by the proper party or parties. The Collateral Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document. It being understood that neither the Collateral Agent nor the Holders shall have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not the Collateral Agent or the Holders have or are deemed to have knowledge of any such matter, or (ii) taking any necessary steps to preserve rights against any Person with respect to any Pledged Collateral.

Section 11. Remedies upon Default. If any Default shall have occurred and be continuing:

(a) The Collateral Agent may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party after default under the Uniform Commercial Code (the “Code”) in effect in the State of New York at that time, and the Collateral Agent may also, without notice except as specified below, sell the Pledged Collateral or any part thereof at any established exchangeor broker’s board. The Pledgors agree that, to the extent notice of sale shall be required by law, at least ten (10) days’ notice to the Pledgors of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Pledgor hereby waives (i) any claims against the Collateral Agent arising by reason of the fact that the price at which any Pledged Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Pledged Collateral to more than one offeree and (ii) any and all claims against the Collateral Agent in respect of the selection of any part of the Pledged Collateral, which selection shall be at the sole and absolute discretion of the Collateral Agent acting on the instruction of the holders of a majority of the Warrants.

(b) If the Collateral Agent shall determine to exercise its right to sell all or any of the Pledged Collateral pursuant to this Section 11, the Pledgors jointly and severally agree that, upon request of the Collateral Agent, each of the Pledgors, as applicable will, at their own cost and expense:

(i) make available to the Collateral Agent, as soon as practicable, an earning statement of CSR which will satisfy the provisions of section 11(a) of the Securities Act; and

(ii) do or cause to be done all such other acts and things as may be necessary to make such sale of the Pledged Collateral or any part thereof valid and binding and in compliance with applicable law.

The Pledgors further acknowledge the impossibility of ascertaining the amount of damages which would be suffered by the Holders by reason of the failure by them to perform any of the covenants contained in this Section 11 and, consequently, agree jointly and severally that, if any Pledgor shall fail to perform any of such covenants, each Pledgor shall be jointly and severally liable to pay, as liquidated damages and not as a penalty, an aggregate amount equal to the value of the Pledged Collateral on the date the Collateral Agent shall demand compliance with this Section.

(c) If the Collateral Agent determines to exercise its right to sell any or all of the Pledged Collateral, upon written request, the Pledgor shall, from time to time, furnish to the Collateral Agent all such information as the Collateral Agent may request in order to determine the number of shares and other instruments included in the Pledged Collateral which may be sold by the Collateral Agent as exempt transactions under the Securities Act and rules of the SEC thereunder, as the same are from time to time in effect.

(d) Any cash held by the Collateral Agent as Pledged Collateral and all cash proceeds received by the Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral shall be applied by the Collateral Agent:

First, to the payment of the costs and expenses of such sale, including, without limitation, expenses of the Collateral Agent and its agents including the fees and expenses of its counsel, and all expenses, liabilities and advances made or incurred by the Collateral Agent in connection therewith or pursuant to Section 9 hereof;

Next, to the payment of the unpaid Secured Obligations; and

Finally, after payment in full of all of the Secured Obligations, to the payment to the Pledgors, or their successors or assigns, or to whomsoever may be lawfully entitled to receive the same as a court of competent jurisdiction may direct.

Section 12. Expenses. Each Pledgor will upon demand be jointly and severally liable to pay to the Collateral Agent the amount of any and all Collateral Agent’s expenses, including, without limitation, the fees and expenses of the Collateral Agent’s counsel and of any experts and agents, which the Collateral Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, sale of, collection from, or other realization upon, any of the Pledged Collateral, (iii) the exercise or enforcement of any of the rights and remedies hereunder of the Collateral Agent and the Holders, or (iv) the failure by any Pledgor to perform or observe any of the provisions hereof.

Section 13. Security Interest Absolute. All rights of the Collateral Agent and security interests hereunder, and all obligations of the Pledgors hereunder, shall be absolute and unconditional irrespective of:

(a) any lack of validity or enforceability of any provision of the Warrants or any other Security Document or any other agreement or instrument relating thereto;

(b) any change in the time, manner or place of payment of, or in any other term of, or any increase in the amount of, all or any of the Secured Obligations, or any other amendment or waiver of any term of, or any consent to any departure from any requirement of, the Warrants or any other Security Document;

(c) any exchange, release or non-perfection of any Lien on any other collateral, or any release or amendment or waiver of any term of any guaranty of, or consent to departure from any requirement of any guaranty of, all or any of the Secured Obligations.

Section 14. Amendments, Etc. No amendment or waiver of any provision of this Agreement nor consent to any departure by any Pledgor herefrom shall in any event be effective unless the same shall be in writing, approved by Holders holding a majority of Warrants then outstanding and signed by the Collateral Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Section 15. Addresses for Notices. All notices and other communications provided for hereunder shall be in writing and mailed, telecopied or delivered by hand, if to the Pledgors or the Collateral Agent, addressed to each of the Pledgors or the Collateral Agent, as the case may be, the address specified in the Warrants or the Collateral Agent, as the case may be or, as to each party, at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section. All such notices and other communications shall, when mailed, telecopied or delivered, be effective when deposited in the mails, telecopied with confirmation of receipt, or delivered by hand to the addressee or its agent, respectively.

Section 16. Continuing Security Interest; Transfer of Warrants or Obligations. This Pledge Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) remain in full force and effect until the earlier of (x) performance in full of the outstanding Secured Obligations and (y) the Expiration Date, (ii) be binding upon the Pledgors, their successors and assigns, and (iii) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of and be enforceable by the Collateral Agent and its successors, transferees and assigns. Upon the performance in full of the Secured Obligations, each Pledgor shall be entitled to the return, upon such Pledgor’s request and at its expense, of such of its Pledged Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof and the Collateral Agent shall authorize the filing of any release or termination statements to evidence the release of the Collateral Agent’s Lien hereunder.

Section 17. No Implicit Duties. The Collateral Agent shall be obligated to perform such duties and only such duties as are set out in this Agreement and no implied duties or obligations shall be read into this Agreement or against the Collateral Agent.

Section 18. Illegality. In the event that the Collateral Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands from the Holders that, in its opinion, conflict with any of the provisions of this Agreement, it shall be entitled to refrain from taking any action until it is directed in writing by a final order or judgment of a court of competent jurisdictions.

Section 19. Indemnity. The Pledgors shall indemnify the Collateral Agent against any and all losses, claims, damages, penalties, fines, liabilities or expenses, including incidental and out-of-pocket expenses and attorneys fees (for purposes of this Section, “losses”) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Agreement, including the costs and expenses of enforcing this Agreement and the Pledged Collateral hereunder against the Pledgors (including this Section) and defending itself against any claim (whether asserted by the Pledgors or any Holders or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent such losses may be attributable to its gross negligence or willful misconduct. The Collateral Agent shall notify the Pledgors promptly of any claim for which it may seek indemnity. Failure by the Collateral Agent to so notify the Pledgors shall not relieve the Pledgors of its obligations under this Section, to the extent the Pledgors has been prejudiced thereby. The Pledgors shall defend the claim, and the Collateral Agent shall cooperate in the defense. The Pledgors need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. The Pledgors need not reimburse any expense or indemnify against any loss incurred by the Collateral Agent through the Collateral Agent’s own willful misconduct or gross negligence.

Section 20. Limitations on Pledgor Recourse. The Pledgor shall not have any personal liability under this Agreement or the Warrant, and the Holders and Collateral Agent shall not enforce the liability and obligation of the Pledgor to perform and observe the obligations contained herein or therein by any action or proceeding wherein a money judgment or any equitable remedy shall be sought against the Pledgor, except that Holders may exercise any right granted by this Agreement or under applicable law with respect to the Pledged Shares; provided, however, that any judgment in any such action or proceeding shall be enforceable against the Pledgor only to the extent of the Pledgor’s interest in the Pledged Shares. Each of the Holders and Collateral Agent, by accepting this Agreement and the Warrant, agrees that it shall not sue for, seek or demand any deficiency judgment against the Pledgor in any such action or proceeding, under or by reason of or under or in connection with this Agreement and the Warrant.

Section 21. Not Liable for Actions. The Collateral Agent shall not be liable for any action taken or omitted by it except to the extent that a court of competent jurisdiction determines that the Collateral Agent’s gross negligence or willful misconduct was the primary cause of any loss to the Pledgors. Notwithstanding any other term or provision of this Agreement to the contrary, the Collateral Agent shall not be liable under any circumstances for special, punitive, indirect or consequential loss or damage of any kind whatsoever including but not limited to loss of profits, regardless of whether the claim for such loss or damage is made in negligence, for breach of contract, breach of trust, breach of fiduciary obligation or otherwise. The provisions of this Section shall survive the termination or expiration of this Agreement or the resignation or removal of the Collateral Agent.

Section 22. Delegations and Expert Advice. The Collateral Agent may execute any of its powers and perform any of its duties hereunder directly or through delegates or attorneys and may consult with counsel, accountants and other skilled persons to be selected and retained by it. The Collateral Agent shall not be liable for the acts of such delegates or attorneys, or for anything done, suffered or omitted by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons. The Collateral Agent may engage and consult, at the expense of the Pledgors with any legal adviser and professional adviser selected by it and rely upon any advice so obtained and each of the Collateral Agent and its directors, officers, employees and duly appointed agents shall be protected and shall not be liable in respect of any action taken, or omitted to be done or suffered to be taken, in accordance with such advice.

Section 23. Successor. Any corporation into which the Collateral Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Collateral Agent shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Collateral Agent, shall be the successor to the Collateral Agent hereunder without the execution or filing of any papers or any further act on the part of any of the parties hereto.

Section 24. Retirement of Collateral Agent. The Collateral Agent may give not less than 30 days prior written notice to the Pledgors for its intention of resignation without assigning any reason and without being responsible for any costs, charges and expenses occasioned by such resignation. The Pledgors hereby covenant that in the event of the Collateral Agent giving notice under this Section, they shall use their best endeavors to procure a new Collateral Agent to be appointed and agreed by the Holders, and if they fail to procure the appointment of a new Collateral Agent within 15 days of the expiration of such written notice, the Collateral Agent shall either appoint a successor Collateral Agent or petition any court of competent jurisdiction for its resignation; provided that it has notified the Pledgors prior to it doing so. If such petition is granted, the Collateral Agent shall notify all transaction parties in writing of its resignation.

Section 25. Governing Law; Severability Terms; Waiver of Immunities. This agreement shall be governed by, and be construed and interpreted in accordance with, the law of the State of New York. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity and without invalidating the remaining provisions of this Agreement. Unless otherwise defined herein or in the Warrants, terms defined in Article 9 of the Uniform Commercial Code as in effect in the State of New York are used herein as therein defined. Each party hereto hereby appoints Law Debenture Corporate Services Inc., 400 Madison Avenue, Suite 4D, New York, NY 10017, Facsimile No. +1 212 750 1361, as its authorized agent upon whom process may be served in any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated herein. Each party hereto waives any objection that it may have to the venue of any suit, action or proceeding with respect to this Agreement or the transactions contemplated hereby in the courts of the State of New York or the courts of the United States of America, in each case, located in the Borough of Manhattan, City and State of New York, or that such suit, action or proceeding brought in the courts of the State of New York or the United States of America, in each case, located in the Borough of Manhattan, City and State of New York was brought in an inconvenient court and agrees not to plead or claim the same. Nothing herein shall preclude either party from seeking remedies in a court of competent jurisdiction, including without limitation, appropriate courts in the British Virgin Islands. To the extent that any Pledgor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution or otherwise) with respect to itself or its property, each Pledgor hereby irrevocably waives such immunity in respect of its Secured Obligations under the Warrants, to the extent permitted by law.

Section 26. Waiver of Jury Trial. Each party hereto waives any right it may have to a trial by jury in respect of any litigation based on, or arising out of, under or in connection with, this Agreement, the Warrants or any other Security Document, or any course of conduct, course of dealing, verbal or written statement or other action of any loan party or any secured party.

Section 27. Section Titles. The Section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not part of this Agreement.

[Remainder of This Page Intentionally Left Blank]

IN WITNESS WHEREOF, each Pledgor has caused this Agreement to be duly executed and delivered by him, her or, in the case of Whitehorse, its duly authorized officer on the date first above written.

MR. TU GUO SHEN

________________________

WHITEHORSE TECHNOLOGY LIMITED

By:      __________________
Name: __________________
Title:   __________________

Accepted and Agreed:

ABAX GLOBAL OPPORTUNITIES FUND (as Collateral Agent)

By:    ________________________
Title: ________________________

[SIGNATURE PAGE – SHARE PLEDGE AGREEMENT]

SCHEDULE A

Mr. Tu Guo Shen: 5,358,435 shares of Common Stock

WHITEHORSE TECHNOLOGY LIMITED: 11,392,000 shares of Common Stock

EXHIBIT D

TRANSFER AGENT INSTRUCTION LETTER

CHINA SECURITY & SURVEILLANCE TECHNOLOGY, INC.

__________, 2010

AMERICAN STOCK TRANSFER & TRUST COMPANY
59 Maiden Lane
Plaza Level
New York, NY 10038
USA

Ladies and Gentlemen:

Reference is made to that certain Notes Repurchase and Warrant Purchase Agreement, dated April 28, 2010 (the “Agreement”), by and among Whitehorse Technology Limited (the “Company”), a corporation organized and existing under the laws of the British Virgin Islands, Mr. Tu Guo Shen and Abax Global Opportunities Fund, Abax Nai Xin A Ltd., and Abax Jade Ltd. (collectively, the “Holders”), pursuant to which the Company is issuing to the Holders warrants (the “Warrants”) to purchase from the Company up to a total of Four Million and Four Hundred Thousand (4,400,000) shares of the common stock of China Security & Surveillance Technology, Inc. (“CSR”), at any time and from time to time from and after _________, 2011 and through and including ________, 2017 subject to the terms and conditions of the Warrants (the “Common Stock”, which when delivered in excise for the Warrants are referred to herein as “Warrant Shares”).

This letter shall serve as our irrevocable authorization and direction to you (provided that you are the transfer agent of CSR at such time) to issue Warrant Shares to or upon the order of a Holder from time to time upon delivery to you of a properly completed and duly executed Exercise Notice, in the form attached hereto as Exhibit A, which has been acknowledged by CSR as indicated by the signature of a duly authorized officer of CSR thereon.

You acknowledge and agree that so long as you have previously received written confirmation from CSR (or its outside legal counsel) that (A) either (i) a registration statement covering resales of the applicable Warrant Shares has been declared effective by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, of the United States (the “Act”) or (ii) that sales of the Warrant Shares may be made in conformity with Rule 144 under the Act and (B) that the Warrant Shares covered by the registration statement have been transferred by the Holder in terms thereof or have been transferred in conformity with Rule 144 under the Securities Act, then you shall issue as soon as is reasonably practicable after your receipt of the Exercise Notice the certificates representing the Warrant Shares, and such certificates shall not bear any legend restricting transfer of the Warrant Shares thereby and should not be subject to any stop-transfer restriction; provided, however, that if such Warrant Shares are not registered for resale under the Act, then the certificates for such Warrant Shares shall bear the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OF THE UNITED STATES (THE “ACT”) OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS OR (B) AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY AND ITS COUNSEL, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER THE ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

A form of written confirmation from counsel to CSR that a registration statement covering resales of the Warrant Shares has been declared effective by the Commission under the Act is attached hereto as Exhibit 1.

Please execute this letter in the space indicated to acknowledge your agreement to act in accordance with these instructions. If you have any questions concerning this matter, please contact me at +86 755-8351-0888, or Louis A. Bevilacqua, Esq. at +1 202 663-8000, at Pillsbury Winthrop Shaw Pittman LLP, our outside legal counsel.

Very truly yours,

CHINA SECURITY & SURVEILLANCE TECHNOLOGY, INC.

By: ___________________________
       Name:
       Title:

THE FOREGOING INSTRUCTIONS ARE
ACKNOWLEDGED AND AGREED TO

this ____ day of _____2010

AMERICAN STOCK TRANSFER & TRUST COMPANY

By: _______________________________________
       Name:
       Title:

Enclosures

cc:     Abax Global Opportunities Fund
          Weil, Gotshal & Manges LLP

EXHIBIT 1

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS WARRANT

CHINA SECURITY & SURVEILLANCE TECHNOLOGY, INC.

The undersigned holder hereby exercises the right to purchase ______________of the shares of Common Stock (“Warrant Shares”) of China Security & Surveillance Technology, Inc. (“CSR”), a Delaware corporation, evidenced by the attached warrant (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1.

Delivery of Warrant Shares. The holder of this Warrant has sold or will sell the shares of Common Stock deliverable pursuant to this Notice pursuant to a registration statement or an exemption from registration under the Securities Act of 1933, as amended, of the United States.

2.	Private Placement Representations. The holder of this Warrant confirms the continuing validity of the representations set forth in the legends printed on the face of the Warrant.

Date: _________________, ____

Name of Registered Holder	Tax ID of Registered Holder
(if applicable)
By:
Name:
Title: